Exhibit 4.1

Execution Copy

WARREN RESOURCES, INC.

STOCKHOLDERS AGREEMENT

AMONG

WARREN RESOURCES, INC.

AND

THE STOCKHOLDERS

NAMED HEREIN

DATED AS OF OCTOBER 5, 2016

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ii

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of October 5, 2016 by and among Warren Resources, Inc., a Delaware corporation (the “Company”), and the Stockholders. Certain definitions are set forth in Section 10.

RECITALS

WHEREAS, on July 11, 2016, Warren Resources, Inc., a Maryland corporation and predecessor to the Company (the “Parent Debtor”), certain Subsidiaries of the Parent Debtor, GSO Capital Partners LP, solely on behalf of, and in its capacity as investment adviser or sub-adviser to, certain funds and accounts (including subsidiaries of such funds and accounts) advised or sub-advised by it or its affiliates and named as signatories thereto, Claren Road Credit Master Fund, Ltd. and Claren Road Credit Opportunities Master Fund, Ltd, and the beneficial holders of Senior Notes Claims (as defined therein) that are party thereto, entered into that certain Amended and Restated Restructuring Support Agreement (the “Restructuring Support Agreement”) related to the restructuring of the Debt Claims (as defined therein) of the Parent Debtor (the “Restructuring”);

WHEREAS, on September 14, 2016, the United States Bankruptcy Court for the Southern District of Texas (Houston Division) entered the Confirmation Order (as defined in the Restructuring Support Agreement) confirming the Agreed Restructuring Plan (as defined in the Restructuring Support Agreement);

WHEREAS, on the date hereof, the Agreed Restructuring Plan became effective, pursuant to which, among other things, the Parent Debtor was re-domiciled to the State of Delaware as the Company and shares of Common Stock were issued to the Stockholders; and

WHEREAS, as of the date hereof, after giving effect to the effectiveness of the Agreed Restructuring Plan, all of the issued and outstanding Common Stock, together with the Plan Warrants and other Equity Securities, will be held as set forth on Schedule I and Schedule II hereto.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows.

1. VOTING.

1.1 Board of Directors. Each Stockholder shall vote all of his, her or its shares of Voting Stock over which such Stockholder has direct or indirect voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including promptly calling annual and special board and stockholder meetings or soliciting signatures to a written consent in lieu thereof), so that:

1.1.1 the authorized number of directors on the board of directors of the Company (the “Board”) shall be established and maintained at five (5) directors (or such other number of directors as shall be determined from time to time by the unanimous vote of the Board, with the consent of the Plan Sponsor so long as the Plan Sponsor and its Affiliates and Related Funds continue to hold in the aggregate at least 26% of the issued and outstanding Common Stock, but subject to compliance with Section 1.1.2);

1.1.2 the following individuals shall be elected to the Board:

(a) the Chief Executive Officer of the Company, but only so long as such person is the Chief Executive Officer of the Company (the “Executive Director”);

(b) one (1) individual designated by the Plan Sponsor (the “Plan Sponsor Director”) so long as the Plan Sponsor and its Affiliates and Related Funds continue to hold in the aggregate at least 13% of the issued and outstanding Common Stock, who shall initially be Yixiao Liu; provided that, in the event the Plan Sponsor and its Affiliates and Related Funds cease to hold in the aggregate at least 13% of the issued and outstanding Common Stock, then the Plan Sponsor Director shall resign or otherwise be removed from the Board, any applicable board of directors or other governing body of each of the Company’s Subsidiaries (each, a “Sub Board”) and each applicable committee of the Board or any Sub Board (by the Company, by the other directors or by the Stockholders, as may be applicable or necessary) and not replaced, the Plan Sponsor Director seat on the Board will be eliminated and replaced by a Director to be elected by the stockholders of the Company generally;

(c) two (2) individuals designated by the Chief Executive Officer of the Company (or, in the absence of the Chief Executive Officer, the other members of the Board) with the prior written consent of the Plan Sponsor (the “Independent Directors”), who shall initially be Adam Leight and Duane King; provided that (i) in the event that the Plan Sponsor and its Affiliates and Related Funds hold in the aggregate less than 39% (but more than 26%) of the issued and outstanding Common Stock, the number of Independent Directors that will be appointed in accordance with this clause (c) will be reduced by one (1) and such Director will be elected by the stockholders of the Company generally, and (ii) in the event that the Plan Sponsor and its Affiliates and Related Funds hold in the aggregate less than 26% of the issued and outstanding Common Stock, no Independent Directors will any longer be appointed in accordance with this clause (c) and such Directors will instead be elected by the stockholders of the Company generally; and

(d) one (1) individual designated by the Required Schedule II Stockholders and Claren Road with prior written consent of the Plan Sponsor (which may not be unreasonably withheld) so long as the Plan Sponsor and its Affiliates and Related Funds continue to hold in the aggregate at least 26% of the issued and outstanding Common Stock, who shall initially be Gene Davis (the “Minority Director”); provided that (y) the Required Schedule II Stockholders shall be permitted to designate, or participate in the designation of, the Minority Director only for so long as the Schedule II Stockholders collectively hold at least 75% of the shares of Common Stock held by the Schedule II Stockholders in the aggregate as of the date hereof and (z) Claren Road shall be permitted to designate, or participate in the designation of,

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the Minority Director only for so long as Claren Road collectively holds at least 75% of the shares of Common Stock held by Claren Road in the aggregate as of the date hereof; provided further that, in the event that both the Schedule II Stockholders and Claren Road cease to satisfy clauses (y) and (z), respectively, then the Minority Director shall resign or otherwise be removed from the Board, any applicable Sub Board and each applicable committee of the Board or any Sub Board (by the Company, by the other directors or by the Stockholders, as may be applicable or necessary) and not replaced, the Minority Director seat on the Board will be eliminated and the number of Independent Directors will be increased to three (3) and (I) in the event that the Plan Sponsor and its Affiliates and Related Funds hold in the aggregate more than 39% of the issued and outstanding Common Stock, such additional Independent Director shall be designated by the Chief Executive Officer of the Company (or, in the absence of the Chief Executive Officer, the other members of the Board) with the prior written consent of the Plan Sponsor, and (II) in the event that the Plan Sponsor and its Affiliates and Related Funds hold in the aggregate less than 39% of the issued and outstanding Common Stock, such additional Independent Director shall be elected by the stockholders of the Company generally.

1.1.3 the composition of each Sub Board shall be as determined by the Board from time to time; provided that each Sub Board shall include the Executive Director, the Plan Sponsor Director, at least one Independent Director and the Minority Director (in each case, for as long as such position continues to exist); provided further that upon election of the Plan Sponsor so long as the Plan Sponsor and its Affiliates and Related Funds continue to hold in the aggregate at least 26% of the issued and outstanding Common Stock), the composition of each Sub Board will be determined in a manner consistent with Section 1.1.2, the terms of which will apply mutatis mutandis to each such Sub Board;

1.1.4 any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the Board or such Sub Board, as applicable, in each case, with the prior written consent of the Plan Sponsor so long as the Plan Sponsor and its Affiliates and Related Funds continue to hold in the aggregate at least 26% of the issued and outstanding Common Stock; provided that each such committee shall include the Executive Director, the Plan Sponsor Director, at least one Independent Director and the Minority Director (in each case for so long as such position continues to exist);

1.1.5 if the Executive Director ceases to be the Company’s Chief Executive Officer, such Executive Director shall be removed promptly after such time from the Board, each applicable Sub Board and each applicable committee thereof and shall be replaced as soon as practicable thereafter by the Company’s new Chief Executive Officer if and when appointed;

1.1.6 subject to Section 1.1.8, any director of the Company or any of its Subsidiaries may be (or, as and to the extent required hereunder, shall be) removed from the Board or the applicable Sub Board in the manner allowed by law and the Company’s or such Subsidiary’s certificate of incorporation and bylaws or similar governing documents; provided that with respect to any (a) Plan Sponsor Director, such removal (with or without cause) shall be upon only the

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written request of the Plan Sponsor or as provided in Section 1.1.2(b) and under no other circumstances, (b) Independent Director, such removal (with or without cause) shall be upon only the written request of (i) the Chief Executive Officer or (ii) a majority of the other members of the Board or such Sub Board and, in either case of (i) or (ii), with the prior written consent of the Plan Sponsor so long as the Plan Sponsor and its Affiliates and Related Funds continue to hold in the aggregate at least 26% of the issued and outstanding Common Stock, and (c) Minority Director, such removal (with or without cause, but subject to the second proviso to Section 1.1.2) shall be upon only the written request of (i) for so long as the Schedule II Stockholders continue to hold at least 75% of the shares of Common Stock held by the Schedule II Stockholders in the aggregate as of the date hereof, the Required Schedule II Stockholders and (ii) for so long as Claren Road continues to hold at least 75% of the shares of Common Stock held by Claren Road in the aggregate as of the date hereof, Claren Road;

1.1.7 each Director shall serve until a successor is appointed or elected in accordance with the terms hereof or as provided in the certificate of incorporation or bylaws of the Company. A Person shall become a Director effective upon receipt by the Company of a written notice (or at such later time or upon the happening of some other event specified in such notice) of such Person’s designation from the Person(s) entitled to designate such Director in accordance with (including any consent requirements in) Section 1.1.2 and the election of such Director in accordance with this Agreement and the Company’s bylaws.

1.1.8 if at any time a vacancy is created on the Board or any Sub Board by reason of the incapacity, death, removal or resignation of a director, such vacancy shall automatically reduce the number of directors pro tanto, until such time as the Person(s), if any, entitled to designate such director pursuant to this Section 1.1 shall designate a director in accordance with (including any consent requirements in) this Section 1.1 to fill such vacancy and such director shall have been elected to the Board or such Sub Board, as applicable, in accordance with this Agreement and the Company’s or such Subsidiary’s bylaws or other governing documents, as applicable, whereupon the number of directors shall be automatically increased pro tanto. Upon receipt of notice of the designation of a nominee in accordance with (including any consent requirements in) this Section 1.1, the Company and each Stockholder shall, as soon as practicable after the date of such notice, take action, including the voting of his, her or its Voting Stock, to elect the director so designated to fill such vacancy.

1.2 Consultation with Chief Executive Officer. Each individual selected or appointed to be a Plan Sponsor Director, Independent Director or Minority Director shall make himself or herself available to meet, either in person or via teleconference, with the Chief Executive Officer of the Company regarding serving as a Director. The Plan Sponsor, in the case of the Plan Sponsor Director, and the Required Schedule II Stockholders and Claren Road, in the case of the Minority Director, shall have consulted with the Chief Executive Officer of the Company regarding the individual being selected or appointed to serve as a Director and duly considered the reasonable and good faith opinion expressed by the Chief Executive Officer of the Company

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as to the qualifications of such person as a Director. Furthermore, in selecting individuals to serve as Directors, each of the Plan Sponsor, in the case of the Plan Sponsor Director, and the Required Schedule II Stockholders and Claren Road, in the case of the Minority Director, will take into consideration and consider as a positive attribute (but not as a requirement), any reasonable levels of experience in the oil and gas exploration and production industry possessed by such individuals, with the understanding that the best interests of the Company and its Subsidiaries may be served by having a majority of the Directors (which may be Independent Directors) be individuals who possess such experience.

1.3 Chairman. The Board may designate one of the Directors to serve as chairman, who shall be the Executive Director for so long as he or she serves as the Chief Executive Officer. The chairman shall preside at all meetings of the Board. If the chairman is absent from a meeting of the Board, the President of the Company shall serve as chairman for that meeting, and if the President is absent from a meeting of the Board, the Directors shall elect a Director to serve as chairman for that meeting.

1.4 Expenses. The Company shall pay the reasonable third party out-of-pocket expenses (including travel and lodging expenses) incurred by each Director in connection with attending the meetings of the Board, any Sub Board and any committee thereof, in each case subject to the Company’s policies and procedures with respect thereto (including the requirement of reasonable documentation thereof).

1.5 Director and Officer Insurance. The Company shall maintain in effect at all times director and officer indemnity insurance coverage reasonably satisfactory to the Plan Sponsor, and the Company’s certificate of incorporation and bylaws shall at all times provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law. The Company acknowledges that certain Directors may have certain rights to indemnification, advancement of expenses or insurance provided by other sources with respect to such Directors’ association with the Company and its Subsidiaries (collectively, the “Other Indemnitors”). Notwithstanding the existence of any Other Indemnitor with respect to any Director, (a) the Company shall be the indemnitor of first resort (i.e., the Company’s obligations for indemnification and expense advancement to a Director are primary and any obligations of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a Director are secondary), (b) the Company shall be required to advance the full amount of expenses incurred by a Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the greatest extent legally permitted and as required by the terms of the Company’s certificate of incorporation and bylaws (or any other agreement between the Company and any Director), without regard to any rights a Director may have against any Other Indemnitors, and (c) the Company irrevocably waives, relinquishes and releases all Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by any Other Indemnitor on behalf of any Director with respect to any claim for which such Director has sought indemnification from the Company shall affect any of the provisions of this Section 1.5, and the Other Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a Director against the Company.

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1.6 Significant Transactions. So long as the Plan Sponsor, collectively with its Affiliates and Related Funds, continues to hold in the aggregate more than 50% of the issued and outstanding Common Stock, each Significant Interest Holder agrees to cast all votes to which such Significant Interest Holder is entitled in respect of the shares of Voting Stock, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as the shares of Common Stock that are entitled to vote on such matter are voted by the Plan Sponsor, to approve any Approved Sale.

1.7 Affiliate Transactions. The Company may, and its Subsidiaries may and the Company may cause or permit its Subsidiaries to, enter into transactions with the Plan Sponsor, Affiliates of the Plan Sponsor, Related Funds of the Plan Sponsor and any other Person holding (together with its Affiliates and Related Funds) 10% of more of the Common Stock or any other class of Equity Securities or an Affiliate of any such Person on terms and conditions that are at least as favorable to the Company and its Subsidiaries as could be obtained on an arms-length basis; provided that any such transaction involving aggregate consideration to or from the Company or such Subsidiary in excess of $15,000,000 must be approved by a majority of the Directors on the Board that are disinterested with respect to such transaction and Person and, if so requested by a majority of such members of the Board, the Board shall have received an opinion from an independent financial advisor that the terms and conditions of such transaction are at least as favorable to the Company and its Subsidiaries as could be obtained on an arms-length basis; provided, however, that the foregoing will not (a) except to the extent contemplated by clause (c) of the definition of Permitted Issuance, apply to any transactions that are effected in accordance with Section 4 or (b) otherwise limit the Company’s compliance with the terms of Sections 1.1, 1.4,1.5, 3.2 and 5. For purposes of any transaction governed by this Section 1.7, (y) a Director shall not be considered “disinterested” with respect to such transaction if such Director has a material relationship with the Person party to such transaction or its Affiliates or Related Funds, as applicable (as determined in accordance with the director independence tests established pursuant to Regulation 303A.02(b) of the NYSE Listed Company Manual for companies listed on the New York Stock Exchange considering such Person or its Affiliates or Related Funds, as applicable, as the “listed company” and without regard to the affirmative approval of such independence by the other members of the applicable board); provided that the service of any such Director on the board of one other entity where the Plan Sponsor or its Affiliates or Related Funds or such other Person or an Affiliate of any such Persons, as applicable, has a controlling investment or the right to appoint such individual to the board of such entity will not, in and of itself, constitute a material relationship; provided further that the Chief Executive Officer shall not be deemed to have a material relationship with the Plan Sponsor or its Affiliates or Related Funds or any such other Person by virtue of his/her position on the Board or employment with the Company.

1.8 Confidentiality. Each of the Directors is hereby permitted by the Company to share information regarding the Company and its Subsidiaries obtained in connection with such individual’s service as a member of the Board with the Person(s) designating (or whose consent is required for the designation of) such Director (or any of such Person’s Affiliates or representatives). Each of the Stockholders is hereby permitted by the Company to provide financial information regarding the Company and its Subsidiaries to such Person’s beneficial owners, investors and limited partners. In addition, none of the Directors shall be required to disclose to the Board or the Company any confidential information regarding the Person(s)

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designating (or whose consent is required for the designation of) such Director (or any of such Person’s Affiliates or representatives). The foregoing will not limit any Person’s rights with respect to the information provided or made available pursuant to Sections 6.2.1, 6.2.2 and 6.2.3.

1.9 The Company. The Company shall not give effect to any action by any holder of shares of Voting Stock or any other Person that is in contravention of this Section 1.

2. TRANSFERS OF COMMON STOCK AND OTHER EQUITY SECURITIES.

2.1 Generally. No Stockholder shall Transfer shares of Common Stock or any other Equity Securities (or solicit any offers in respect of any Transfer of such shares of Common Stock or other Equity Securities), except (a) in compliance with or pursuant to an exemption from the Securities Act and any applicable securities laws, (b) if such Transfer would not cause the Company to become subject to the Investment Company Act or the Investment Advisers Act, (c) if such Transfer would not require the Company to register a class of equity securities under Section 12 of the Securities Exchange Act or cause the Company to be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act and (d) in compliance with the terms of this Agreement or any applicable Award Agreement. Upon the reasonable request of any Stockholder proposing to Transfer shares of Common Stock or other Equity Securities, the Company will use commercially reasonable efforts to make available to such Stockholder, subject to any appropriate confidentiality requirements as determined by the Board, information to assist such Stockholder in determining whether such proposed Transfer complies with this Section 2.1

2.2 Execution of Joinder or Counterpart. No Stockholder shall Transfer shares of Common Stock or any other Equity Securities unless, as a condition prior to such Transfer, the Transferee of such shares or other Equity Securities shall have executed and delivered to the Company a joinder or counterpart to this Agreement in the form attached hereto as Exhibit A or otherwise acceptable to the Board pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement; provided that (a) if the Transferor is a Plan Sponsor or a Significant Interest Holder and such Transferee is not a Plan Sponsor or a Significant Interest Holder and would not be included in the definition of Plan Sponsor or Significant Interest Holder upon such Transfer, or (b) the Transferor is a Management Stockholder and such Transferee is not a member of such Management Stockholder’s Family Group, then, in either case of (a) or (b), such Transferee will not be required to execute and deliver such joinder or counterpart. Notwithstanding the foregoing, any shares of Common Stock or other Equity Securities Transferred by any Stockholder to any other Stockholder or any other Person that would be included in the definition of Plan Sponsor or Significant Interest Holder upon such Transfer shall continue to be subject to this Agreement and, to the extent not already a party hereto, such Transferee will be required to execute and deliver such joinder or counterpart.

2.3 Effect of Transfer. The rights of any Significant Interest Holder, Schedule II Stockholder, Claren Road or Named Holder under this Agreement are not Transferable to any Person other than any Schedule II Stockholder or Claren Road, or a Person that would be a Schedule II Stockholder or would be included in the definition of Claren Road upon receipt of Transferred shares and compliance with the terms of this Agreement, including, to the extent applicable, Section 2.2. The rights of any Management Stockholder under this Agreement are not Transferable to any Person other than any member of such Management Stockholder’s Family Group in accordance with the terms of this Agreement, including Section 2.2.

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2.4 Impermissible Transfer. Any attempted or purported Transfer of Shares not in compliance with this Agreement shall be null and void ab initio, and the Stockholder attempting or purporting to so Transfer Shares shall have no voting, dividend or other rights with respect to such Shares until such attempted or purported Transfer is cured to the reasonable satisfaction of the Company.

3. TAG-ALONG AND APPROVED SALE RIGHTS.

3.1 Tag Along.

3.1.1 In the event of a Transfer (or a series of related Transfers) by any one or more Stockholders (together with their Affiliates or Related Funds) of shares of Common Stock representing more than 20% of the then outstanding shares of Common Stock (unless such Transfer(s) also constitutes or is in connection with an Approved Sale, in which case the terms of Section 3.2 shall exclusively govern such Transfer(s)) (any such Transfer, a “Tag Along Sale”), each Significant Interest Holder and Management Stockholder may elect to participate in such Tag Along Sale on the same terms and conditions applicable to the Stockholder(s) effecting such Tag Along Sale (the “Selling Stockholders”) by giving written notice of such election to the Selling Stockholders within fifteen (15) days after receiving notice from the Selling Stockholders of the proposed Tag Along Sale (such Significant Interest Holders and Management Stockholders delivering such notice, collectively, the “Electing Stockholders”). Each Electing Stockholder shall be entitled to sell in the contemplated Tag Along Sale up to a number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock to be sold in the contemplated Tag Along Sale multiplied by (b) a fraction, (i) the numerator of which is the number of shares of Common Stock held by such Electing Stockholder and (ii) the denominator of which is the total number of outstanding shares of Common Stock held by the Plan Sponsor and all Significant Interest Holders (in the case of each of (a) and (b), including, for the avoidance of doubt, any shares of Common Stock that were issued upon exercise of any Plan Warrant but excluding any Unvested Shares). Each Electing Stockholder shall be entitled to receive the same form and amount of consideration per share of Common Stock elected to be sold in the contemplated Tag Along Sale as such being paid to the Selling Stockholder in connection with such Tag Along Sale.

3.1.2 With respect to any Tag Along Sale, each Selling Stockholder shall use commercially reasonable efforts to obtain the agreement of the Transferee to the participation of the Electing Stockholders in such contemplated Tag Along Sale, and no Selling Stockholder shall Transfer any of its shares of Common Stock to any prospective Transferee pursuant to such Tag Along Sale if such prospective Transferee(s) declines to allow the participation of the Electing Stockholders on the terms provided herein, unless in connection with such Tag

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Along Sale, one or more of the Selling Stockholders or their Affiliates purchase the number of shares of Common Stock from each Electing Stockholder which such Electing Stockholder would have been entitled to sell pursuant to Section 3.1.1 at the same price and on the same terms and conditions on which such shares of Common Stock would have been sold to the Transferee(s) pursuant to this Section 3.1.2.

3.1.3 Each Electing Stockholder Transferring shares of Common Stock pursuant to a Tag Along Sale shall pay its share (determined on a pro rata basis) of the expenses incurred by the Selling Stockholders in connection with such Transfer and each Electing Stockholder shall be obligated to join in any indemnification or other obligation the Selling Stockholders have agreed to in connection with such Tag Along Sale (including any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of shares of Common Stock); provided that (a) any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Electing Stockholders and Selling Stockholders and (b) the Selling Stockholders and the Electing Stockholders shall share on a several (and not joint) pro rata basis in indemnification liabilities related to such Tag Along Sale (other than liabilities (if any) related solely to a particular Selling Stockholder or Electing Stockholder, which will be borne entirely by such Selling Stockholder or Electing Stockholder); provided further that in no event shall (i) an Electing Stockholder’s indemnification obligation exceed the net proceeds received by such Electing Stockholder in connection with such Tag-Along Sale or (ii) an Electing Stockholder be required to agree to any non-competition or non-solicitation covenant in connection with such Tag-Along Sale. Subject to the foregoing, the Selling Stockholders and each Electing Stockholder shall enter into any reasonable indemnification or contribution or other agreement reasonably requested by the Selling Stockholders to ensure compliance with this Section 3.1.3.

3.1.4 If the Significant Interest Holders have not elected to participate in the contemplated Tag Along Sale (through notice to such effect or expiration of the 15-day period referred to in Section 3.1.1 without providing written notice of election to participate within such period), then the Selling Stockholders may Transfer the shares of Common Stock specified in the notice of the Tag Along Sale provided pursuant to Section 3.1.1 at a price not more than the price, and on other terms and conditions not materially more favorable to the Selling Stockholders, in each case, than those specified in such notice during the 120-day period beginning on the expiration of such 15-day period. Any of the shares of Common Stock not Transferred during such 120-day period shall be subject to the provisions of this Section 3.1 upon a subsequent Tag-Along Sale.

3.1.5 The provisions of this Section 3.1 will no longer apply to Transfers by the Plan Sponsor or its Affiliates or Related Funds in the event that the Plan Sponsor, collectively with its Affiliates and Related Funds, holds in the aggregate less than 26% of the issued and outstanding Common Stock.

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3.2 Approved Sales.

3.2.1 Approved Sale. At any time when the Plan Sponsor, collectively with its Affiliates and Related Funds, continues to hold a majority of the issued and outstanding Common Stock, the Plan Sponsor (acting in its capacity as a Stockholder and independently of the Board), or the Board (with the prior written consent of the Plan Sponsor), may approve a Change of Control transaction and cause the Company to (and the Company shall) commence a process to result in or lead to a Change of Control and enter into a Change of Control (an “Approved Sale” and the party approving such Change of Control or process (or Approved Asset Sale or process in accordance with Section 3.3), the “Approving Party”).

3.2.2 The Company shall take, and shall cause its Subsidiaries and its and their employees and representatives to use commercially reasonable efforts to take, all such actions as necessary or appropriate to promptly effect each Approved Sale pursuant to this Section 3.2, including (a) engaging an investment bank in accordance with Section 3.4.5(b), (b) making customary diligence materials available to prospective buyers, subject to customary confidentiality restrictions, (c) making available to prospective buyers management, accountants and such other representatives of the Company and its Subsidiaries as may be reasonably requested by the Approving Party, the investment bank and prospective buyers, (d) arranging for such other diligence matters with prospective buyers, such as inquiries with appropriate business relationships of the Company and its Subsidiaries, as are reasonably requested, (e) preparing and negotiating, in good faith and with the assistance of counsel representing the Company (selected by the Approving Party and at the expense of the Company), definitive documentation with respect to such Approved Sale on terms and conditions approved in writing by the Approving Party, (f) diligently seeking and obtaining such consents and approvals as are necessary or appropriate with respect to consummation of such Approved Sale, including consent or payoff letters with respect to indebtedness and consent with respect to appropriate contracts and business relationships of the Company and its Subsidiaries and (g) consummating such Approved Sale promptly following completion of, and in accordance with the terms and conditions of, the definitive documentation contemplated by clause (e). The Company and each Significant Interest Holder and Plan Sponsor shall take all necessary or desirable actions in connection with the consummation of such Approved Sale (whether in such Person’s capacity as a Stockholder, Director, officer or otherwise), including executing and delivering any and all agreements, instruments, consents, waivers, including any applicable purchase agreement, stockholders agreement, indemnification agreement and contribution agreement, the terms and conditions of which shall be reasonably determined by the Approving Party.

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3.2.3 To the extent applicable to any Approved Sale, each Significant Interest Holder, Plan Sponsor and Management Stockholder shall cast all votes to which such Stockholder is entitled in respect of the shares of Common Stock and other Equity Securities (to the extent entitled to vote) at a stockholders meeting or by written consent, and shall consent to and raise no objections against, such Approved Sale and the process by which such Approved Sale is arranged, except for any objection such Approved Sale has not been effected in accordance with this Section 3.2. If the Approved Sale is structured as a sale of assets or a merger or consolidation, each Significant Interest Holder, Plan Sponsor and Management Stockholder shall waive all dissenters’ rights, appraisal rights and similar rights in connection with such sale of assets, merger or consolidation, and shall waive all breach of fiduciary duty claims with respect to the Approved Sale (including, without limitation, all claims regarding the fairness of the Approved Sale, the price paid for the Common Stock or other Equity Securities, the process and timing of the Approved Sale and any similar claims). If the Approved Sale is structured as or results in a sale of all or substantially all of the assets of the Company, each Significant Interest Holder, Plan Sponsor and Management Stockholder shall cast all votes to which such Stockholder is entitled in respect of the shares of Common Stock and other Equity Securities in favor of the dissolution and liquidation of the Company following consummation of the Approved Sale and the dissolution and liquidation of the Company shall be effectuated as soon as reasonably practicable and permissible under applicable law. If the Approved Sale is structured as a sale of Equity Securities, each Significant Interest Holder, Plan Sponsor and Management Stockholder shall agree to sell or transfer and surrender a percentage of such Stockholder’s shares of Common Stock (other than shares of Common Stock that are not (and, after giving effect to such Approved Sale, would not be) Vested Shares, which Unvested Shares shall be treated in accordance with the Equity Incentive Plan and the applicable Award Agreement) and any other Equity Securities (other than any such other Equity Securities that have not (and, after giving effect to such Approved Sale, would not be) vested in accordance with the Equity Incentive Plan and the applicable Award Agreement, which such unvested other Equity Securities shall be treated in accordance with the Equity Incentive Plan and the applicable Award Agreement) to the Transferee in such Approved Sale corresponding to the aggregate percentage of the shares of Common Stock or other Equity Securities held by the Plan Sponsor that are proposed to be included in such Approved Sale at the same price and on the same other terms and conditions, as applicable, as approved by the Approving Party. The Company and each Significant Interest Holder, Plan Sponsor and Management Stockholder shall take all necessary or desirable actions reasonably requested by the Approving Party in connection with the consummation of the Approved Sale, and execute all agreements, documents and instruments in connection therewith, as reasonably requested by the Approving Party, including entering into a sale contract, letters of transmittal and similar agreements and instruments as reasonably required by the Approving Party pursuant to which each Significant Interest Holder, Plan Sponsor and Management Stockholder shall (subject to the applicable limitations

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set forth herein, including Section 3.2.5 below): (a) severally (but not jointly) provide indemnification with respect to the same representations, warranties, covenants and indemnities regarding the Company and its Subsidiaries and their assets, liabilities and businesses as provided by the Plan Sponsor (provided that no Stockholder will be required to make any representations and warranties regarding the Company and its Subsidiaries and their assets, liabilities and businesses; provided further that the immediately preceding proviso will not limit the obligations of any Significant Interest Holder, the Plan Sponsor or any Management Stockholder to severally (but not jointly) provide indemnification with respect to such representations and warranties, subject to the other limitations set forth herein; provided further, however, that such indemnification obligations of each Stockholder will not exceed the aggregate net proceeds received by such Stockholder from such Approved Sale) and (b) solely on behalf of such Significant Interest Holder, Plan Sponsor or Management Stockholder (severally and not jointly), make representations and warranties and agree to covenants and indemnities, in each case, pertaining solely to such Stockholder (and no other Stockholder) and the Equity Securities to be sold by such Stockholder (and no other Stockholder) as may be set forth in any agreement approved by the Approving Party and as are the same as the representations, warranties, covenants and indemnities applicable to each other Significant Interest Holder, Plan Sponsor and Management Stockholder solely on its own behalf; provided that such representations and warranties shall be limited to customary selling stockholder representations and warranties, including (with respect to such Stockholder only) organization, power and due authority (for Stockholders that are entities); validity, binding effect and enforceability; no conflicts and no required consents; and ownership of the Equity Securities to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims.

3.2.4 Conditions. The obligations of the Significant Interest Holders, the Plan Sponsor and Management Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (a) upon consummation of such Approved Sale, all Stockholders shall receive the same price per share of Common Stock or other Equity Securities, if any, sold in such Approved Sale and (b) upon the consummation of the Approved Sale, all of the Stockholders shall receive (or shall have the option to receive) the same form of consideration for such shares of Common Stock or other Equity Securities, if any, sold in such Approved Sale; provided that, in the event that securities are part of the consideration payable to the Stockholders in connection with such Approved Sale, without limiting Section 3.2.6, the Approving Party may in its discretion cause each Stockholder that is not an “accredited investor” (as such term is defined under the Securities Act), and each Significant Interest Holder, the Plan Sponsor and each Management Stockholder hereby agrees to accept, in lieu of such securities, cash consideration equal to the fair market value of such securities as of the closing of, and based on the value implied by the terms of, such Approved Sale; provided further that (y) with respect to any Plan Warrants or other Equity Securities having an exercise price, participation threshold or similar aspect in

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respect of which any Stockholder would receive proceeds or consideration, the proceeds and consideration payable to all Stockholders will be adjusted to take into account the such exercise price, participation threshold or similar aspect (for instance, the allocation of proceeds from a sale of shares of Common Stock and Plan Warrants would be calculated by (i) adding the aggregate exercise price of all Plan Warrants to the aggregate proceeds payable to all Stockholders, (ii) dividing the resulting sum by the total number of shares of Common Stock and Plan Warrant Shares to determine the proceeds payable per share and (iii) reducing the proceeds payable per share in respect of each Plan Warrant Share by the applicable exercise price) and (z) with respect to (i) any shares of Common Stock that are not (and, after giving effect to such Approved Sale, would not be) Vested Shares and (ii) any other Equity Securities that have not (and, after giving effect to such Approved Sale, would not be) vested in accordance with the Equity Incentive Plan and the applicable Award Agreement, such Unvested Shares and other unvested Equity Securities shall be treated in accordance with the Equity Incentive Plan and the applicable Award Agreement.

3.2.5 Indemnification; Expenses. The Significant Interest Holders, the Plan Sponsor and the Management Stockholders shall be obligated to join in any indemnification obligation the Approving Party has agreed to in connection with such Approved Sale (including any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of shares of Common Stock and other Equity Securities); provided that (a) any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Stockholders and (b) the Significant Interest Holders, the Plan Sponsor and the Management Stockholders shall share on a several (and not joint) pro rata basis in indemnification liabilities related to such Approved Sale (other than liabilities (if any) related solely to a particular Stockholder, which will be borne entirely by such Stockholder); provided further that in no event shall (i) a Significant Interest Holder’s indemnification obligation or any other liability in connection with such Approved Sale (other than with respect to a breach of this Agreement) exceed the net proceeds received by such Significant Interest Holder in connection with such Approved Sale or (ii) a Significant Interest Holder be required to agree to any non-competition or non-solicitation covenant in connection with such Approved Sale. Subject to the foregoing, the Significant Interest Holders, the Plan Sponsor and the Management Stockholders shall enter into any reasonable indemnification or contribution or other agreement reasonably requested by the Approving Party to ensure compliance with this Section 3.2.5 Each of the Significant Interest Holders, the Plan Sponsor and the Management Stockholders shall pay its pro rata share of the third party expenses (i.e., not payable to the Plan Sponsor or its Affiliates or Related Funds) (unless otherwise agreed by such Stockholder, by deducting such Stockholder’s pro rata share of such expenses from such Stockholder’s proceeds from such Approved Sale) incurred by the Company and Stockholders pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of the Company or all Stockholders (including the costs and expenses (including reasonable attorneys’

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fees and expenses) of the Company or the Approving Party incurred in connection with enforcing or implementing the terms and provisions of this Section 3.2, to the extent not reimbursed by a party against whom such terms and provisions are enforced).

3.2.6 Purchaser Representative. In any negotiation or transaction pursuant to this Section 3.2 for which Rule 506 (or any similar rule then in effect) promulgated by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder shall, at the request of the Company (with the prior approval of the Plan Sponsor), to the extent necessary to satisfy the conditions of Rule 506 (or any similar rule then in effect) promulgated by the Commission, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company (with the prior approval of the Plan Sponsor). If any Stockholder so appoints a purchaser representative, the Company shall pay the fees of such purchaser representative. However, if any Stockholder declines to appoint the purchaser representative designated by the Company, such Stockholder shall, to the extent necessary to satisfy the conditions of Rule 506 (or any similar rule then in effect) promulgated by the Commission, appoint another purchaser representative (reasonably acceptable to the Company and the Plan Sponsor), and such Stockholder shall be responsible for the fees of the purchaser representative so appointed.

3.3 Approved Asset Sales.

3.3.1 Approved Asset Sale. At any time, and from time to time, when the Plan Sponsor, collectively with its Affiliates and Related Funds, continues to hold a majority of the issued and outstanding Common Stock, the Plan Sponsor (acting independently of the Board), or the Board (with the prior written consent of the Plan Sponsor), may approve one or more transactions or series of transactions for the sale of a business line, package of assets or unit of the business of the Company having an aggregate value greater than $25 million other than to the Plan Sponsor or its Affiliates or Related Funds (a “Significant Asset Sale”), and cause the Company to (and the Company shall) commence a process to result in or lead to a Significant Asset Sale and enter into a Significant Asset Sale (an “Approved Asset Sale”).

3.3.2 The Company shall take, and shall cause its Subsidiaries and its and their employees and representatives to use commercially reasonable efforts to take, all such actions as necessary or appropriate to promptly effect each Approved Asset Sale, including (a) engaging an investment bank selected by the Approving Party to assist in marketing such Approved Asset Sale, preparing marketing materials (e.g., a “teaser,” confidential information memorandum or similar documents), soliciting prospective buyers and administering the sale process, (b) making customary diligence materials available to prospective buyers, subject to customary confidentiality restrictions, (c) making available to prospective buyers management, accountants and such other representatives of the

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Company and its Subsidiaries as may be reasonably requested by the Approving Party, the investment bank and prospective buyers, (d) arranging for such other diligence matters with prospective buyers, such as inquiries with appropriate business relationships of the Company and its Subsidiaries, as are reasonably requested, (e) preparing and negotiating, in good faith and with the assistance of counsel representing the Company (selected by the Approving Party and at the expense of the Company), definitive documentation with respect to such Approved Asset Sale on terms and conditions approved in writing by the Approving Party, (f) diligently seeking and obtaining such consents and approvals as are necessary or appropriate with respect to consummation of such Approved Asset Sale, including consent or payoff letters with respect to indebtedness and consent with respect to appropriate contracts and business relationships of the Company and its Subsidiaries and (g) consummating such Approved Asset Sale promptly following completion of, and in accordance with the terms and conditions of, the definitive documentation contemplated by clause (e). The Company shall take all necessary or desirable actions in connection with the consummation of such Approved Asset Sale, including executing and delivering any and all agreements, instruments, consents, waivers, including any applicable purchase agreement, stockholders agreement, indemnification agreement and contribution agreement, the terms and conditions of which shall be reasonably determined by the Approving Party. The Company shall take all necessary or desirable actions reasonably requested by the Approving Party in connection with the consummation of the Approved Asset Sale, and execute all agreements, documents and instruments in connection therewith, as reasonably requested by the Approving Party, including entering into a sale contract and similar agreements and instruments as reasonably required by the Approving Party.

3.3.3 If any proceeds from any Approved Asset Sale are distributed to any stockholders of the Company, such proceeds will be distributed in accordance with the Company’s certificate of incorporation and applicable law.

3.4 Miscellaneous. Except as otherwise noted therein, the following provisions shall apply to any proposed Transfer to which Section 3.1, Section 3.2 or Section 3.3 applies.

3.4.1 Certain Legal Requirements. In the event the consideration to be paid in exchange for shares of Common Stock or other Equity Securities in a proposed Transfer pursuant to Section 3.1 or Section 3.2 includes any securities, and the receipt thereof by a Stockholder would require under applicable law the registration or qualification of (a) such securities or (b) any person as a broker or dealer or agent with respect to such securities, such Stockholder shall not have the right to Transfer shares of Common Stock or other Equity Securities in such proposed Transfer. In such event, the Selling Stockholders or Approving Party shall have the right, but not the obligation, to cause to be paid to such Stockholders in lieu thereof, against surrender of the shares of Common Stock and other Equity Securities (in accordance with Section 3.4.4) which would have otherwise been Transferred by such Stockholder to the Transferee in the proposed Transfer, an amount in cash equal to the fair market value of such shares of

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Common Stock or other Equity Securities as of the date such securities would have been issued in exchange for such shares of Common Stock or other Equity Securities, with such fair market value based on the value implied by the terms of such Transfer.

3.4.2 Further Assurances. Each of the Significant Interest Holders, the Plan Sponsor and the Management Stockholders, whether in such Person’s capacity as a participating seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to consummate expeditiously each Transfer pursuant to Section 3.1, Section 3.2 or Section 3.3 and any related transaction, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Approving Party and Transferees. Without limiting the generality of the foregoing, each of the Significant Interest Holders, the Plan Sponsor and the Management Stockholders hereby waives (a) any applicable appraisal and/or dissenter’s rights and (b) any and all fiduciary duties that may be owed to such Stockholder by any Person (whether as a stockholder, director or otherwise), in each case in connection with any Transfer and/or related transactions made pursuant to Section 3.1 or Section 3.2 but not (other than in the case of Management Stockholders) Section 3.3.

3.4.3 Transfer Process. The Plan Sponsor may, in its sole discretion but subject to this Section 3, decide whether or not to elect to pursue, consummate, postpone or abandon any proposed Approved Sale, Approved Asset Sale or Transfer of Equity Securities in a Tag-Along Sale where it or its Affiliates or Related Funds are the Selling Stockholders and the terms and conditions thereof. Neither the Plan Sponsor nor any Affiliate of the Plan Sponsor shall have any liability to any other holder of shares of Common Stock or any other Equity Securities arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer that is subject to this Section 3 except to the extent the Plan Sponsor or such Affiliate shall have failed to comply with the provisions of this Section 3.

3.4.4 Closing. The closing of a Transfer to which Section 3.1 or Section 3.2 applies shall take place at such time and place as the Selling Stockholder or Approving Party shall specify by notice to each participating Stockholder; provided that if such closing does not occur within 270 days following the execution of definitive documentation with respect to such Transfer, the Selling Stockholder or Approving Party, as applicable, shall be required to comply again with the provisions of Section 3.1 or Section 3.2, as applicable; provided further that the Selling Stockholder or Approving Party, as applicable, may so comply by providing notices as may be required in accordance with the provisions of Section 3.1 or Section 3.2, as applicable, with respect to such

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Transfer on identical terms and may do so prior to the expiration of such 270-day period, which shall restart such 270-day period. At the closing of such Transfer, if applicable, each participating Stockholder shall deliver the certificates evidencing the shares of Common Stock and other Equity Securities to be Transferred by such participating Stockholder, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances (other than pursuant to federal and state securities laws), with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

3.4.5 Marketing Process. In connection with any Approved Sale or Approved Asset Sale:

(a) Plan Sponsor shall notify the Company and the Board, in writing, in order to commence a process that could result in or lead to an Approved Sale or Approved Asset Sale in accordance with the terms of this Agreement;

(b) the Company will, unless otherwise determined by a majority of the members of the Board (excluding the Plan Sponsor Director and any other director who is not disinterested (as defined, for all purposes of this Section 3.4.5, in Section 1.7) with respect to the Plan Sponsor), engage a recognized qualified investment banking firm selected by, and on compensation terms that are acceptable to, the Plan Sponsor, in each case, in consultation with and with the consent of the Board (excluding the Plan Sponsor Director and any other director who is not disinterested with respect to the Plan Sponsor) (such consent not to be unreasonably withheld, conditioned or delayed, and in any event the Board will respond with such approval, withholding or conditions within ten (10) Business Days following the Plan Sponsor’s written request). Such investment banking firm will thereafter conduct a customary marketing process for such Approved Sale or Approved Asset Sale, including preparing, with the assistance of the Company, marketing materials (e.g., a “teaser,” confidential information memorandum or similar documents); soliciting prospective buyers; requiring prospective buyers to enter into confidentiality agreements; facilitating, with the assistance of the Company, prospective buyer due diligence; establishing bidding protocols (if applicable); making recommendations regarding the bids that are received; and generally administering the sale process;

(c) the Company and the Plan Sponsor (and such investment banking firm) will reasonably consult with the Board regarding such marketing process and keep the Board (including, for the avoidance of doubt, the Minority Director) reasonably updated as to the nature and status of such marketing process for such Approved Sale or Approved Asset Sale, and will otherwise make themselves available, upon the reasonable request of any Director, for discussing, answering questions with respect to and consulting regarding the marketing process with the Board and providing the Board the opportunity to express views thereon, including the status thereof, potential bidders, terms proposed by bidders, marketing materials and management presentations, definitive documentation, regulatory matters and consummation; and

(d) any other professional advisors to be engaged by the Company with respect to such Approved Sale, Approved Asset Sale and marketing process will be subject to the reasonable consent of the Board (excluding the Plan Sponsor Director and any other director who is not disinterested with respect to the Plan Sponsor).

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4. PREEMPTIVE RIGHTS.

4.1 Preemptive Rights. Except for Permitted Issuances, if the Company or any of its Subsidiaries offers to issue or sell, or to enter into any agreements providing for the issuance or sale (contingent or otherwise) (each, an “Offer”) of, any Equity Securities (collectively, “New Securities”) to any Person (“Offeree”), the Company shall offer to sell to each Significant Interest Holder and Management Stockholder that is an “accredited investor” (each, an “Entitled Stockholder”) on the terms set forth in this Section 4 a portion of such New Securities equal to (a) the number of such New Securities being offered to such Offeree multiplied by (b) a fraction (i) the numerator of which is the aggregate number of Plan Warrant Shares and outstanding shares of Common Stock (other than Unvested Shares) held by such Stockholder and (ii) the denominator of which is the aggregate number of Plan Warrant Shares and outstanding shares of Common Stock (other than Unvested Shares) held by all Stockholders having preemptive rights; provided that if the Company requires an Offeree to also purchase other Equity Securities or debt securities of the Company or any of its Subsidiaries, any Entitled Stockholder shall also, as a condition to the exercise of such Stockholder’s preemptive rights pursuant to this Section 4, be required to purchase the same class and type of securities of the Company or its Subsidiaries on the same terms and conditions.

4.2 Notice. The Company shall deliver to each Entitled Stockholder a Notice (the “Offer Notice”), describing in reasonable detail the New Securities being offered, the proposed purchase price thereof (which may be a price range), the expected use of proceeds thereof, the payment terms and conditions and the maximum amount and percentage of the offering such Entitled Stockholder is entitled to purchase.

4.3 Exercise. In order to exercise its purchase rights hereunder, an Entitled Stockholder must, within fifteen (15) days after delivery of the Offer Notice, deliver a written notice to the Company stating the exercise of such purchase right and the quantity or percentage of New Securities to be purchased by such Entitled Stockholder, which quantity or percentage may be all or any portion of the amount to which such Entitled Stockholder is entitled pursuant to Section 4.1.

4.4 Additional Compliance. In the event any Entitled Stockholder fails to exercise its rights under this Section 4 with respect to any particular New Securities within such fifteen (15)-day period, the Company shall have 180 days thereafter to sell such New Securities, at a price not more favorable and upon general terms not materially more favorable to the purchaser of such New Securities than as specified in the Offer Notice. Any New Securities that are not sold within such 180-day period shall not thereafter be issued or sold without first being reoffered to the Entitled Stockholders pursuant to this Section 4.

4.5 Subsequent Notice. Notwithstanding anything to the contrary set forth in this Section 4, the Company may comply with the provisions of this Section 4 by first selling to such Offeree, subject to the conditions contained in the following sentence, all of the New Securities contemplated to be issued and sold by the Company in an Offer and promptly thereafter offering

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to sell to the Entitled Stockholders the number of such New Securities such Entitled Stockholders are entitled to purchase pursuant to Section 4.1. In the event that any Entitled Stockholder purchases securities from the Company pursuant to this Section 4.5, upon the request of the Board, the Offeree may, in its discretion, sell to the Company for a price per share of Common Stock or other Equity Security or debt security equal to the original cost thereof, the same number and class of shares of Common Stock or other Equity Security or debt security acquired by the Offeree that are purchased by such Person(s) exercising their rights under this Section 4; provided that in the event the Offeree elects not to sell such securities back to the Company pursuant to this sentence, each Person exercising their rights under this Section 4 shall be entitled to purchase an amount of additional New Securities from the Company so that such Person’s Percentage Ownership vis-à-vis such Offeree is the same as it would have been had the Offeree sold such shares of Common Stock or other Equity Securities or debt securities back to the Company pursuant to this sentence.

4.6 Certain Legal Requirements. In the event that the participation in the Issuance by a Significant Interest Holder or Management Stockholder as an Entitled Stockholder would require under applicable law the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities, such Significant Interest Holder or Management Stockholder shall not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

5. REGISTRATION RIGHTS.

5.1 Demand Registration Rights.

5.1.1 General. At any time when the Plan Sponsor, collectively with its Affiliates and Related Funds, continues to hold at least 26% of the issued and outstanding Common Stock or otherwise constitutes, collectively in the aggregate, the largest stockholder of the Company, the Plan Sponsor, by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by the Plan Sponsor (“Registrable Sponsor Securities”). Upon receipt of any such request, the Company will use its commercially reasonable efforts to effect the registration (each, a “Demand Registration”) under the Securities Act of the resale of the Registrable Sponsor Securities which the Company has been requested to register by the Plan Sponsor.

5.1.2 Form; Procedures.

(a) Each registration requested pursuant to Section 5.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form that includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by the Plan Sponsor.

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(b) Without limiting the foregoing, if the Plan Sponsor requests in accordance with Section 5.1.1 that a Shelf Registration Statement be filed and the Company is qualified to do so, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing.

(c) At any time during which a Shelf Registration Statement covering Registrable Securities is effective, if the Plan Sponsor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Underwritten Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering and otherwise use its commercially reasonable efforts to facilitate such Shelf Underwritten Offering as expeditiously as practicable and in any event within twenty (20) days after the receipt of the Take-Down Notice.

5.1.3 Payment of Expenses. The Company shall pay all reasonable out of pocket expenses of the Plan Sponsor that are not payable to the Plan Sponsor or its Affiliates or Related Funds and are incurred in connection with each registration of Registrable Securities requested pursuant to this Section 5.1, which shall include the fees of one legal counsel selected by the Plan Sponsor, for and on behalf of all holders of Registrable Securities participating in such registration, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

5.2 Piggyback Registrations.

5.2.1 Right to Piggyback. Whenever the Company proposes to register an offering of any of its Common Stock (including any proposed registration of Common Stock requested by the Plan Sponsor pursuant to Section 5.1 or requested by any third party) under the Securities Act and the registration form to be used may also be used for the registration of the resale of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the Plan Sponsor (unless such registration was requested by the Plan Sponsor pursuant to Section 5.1) and the Significant Interest Holders and Management Stockholders of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.

5.2.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration, (a) first, the securities the Company proposes to sell that, in the opinion of such underwriters,

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can be sold in an orderly manner within the price range of such offering, (b) second, the Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the respective holders thereof requesting participation in such Piggyback Registration on the basis of the number of Registrable Securities owned by each such holder and (c) third, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

5.2.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (including any Demand Registration), and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, then the Company shall include in such registration (a) first, the securities requested to be included therein by the holders requesting such registration and any other Registrable Securities requested to be included in such registration, in each case that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the holders of such securities and the holders of any other Registrable Securities requesting inclusion in such Piggyback Registration on the basis of the number of Registrable Securities owned by each such holder and (b) second, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

5.3 Lockup Agreements.

5.3.1 Each holder of Registrable Securities agrees that in connection with the Initial Public Offering and any Demand Registration or Piggyback Registration that is an underwritten Public Offering, he, she or it shall not (a) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Equity Securities (including Equity Securities that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Commission), (b) enter into a transaction which would have the same effect as any action described in clause (a) of this section, (c) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any securities described in clause (a) of this section, whether such transaction is to be settled by delivery of such securities, in cash or otherwise, or (d) publicly disclose the intention to enter into any transaction described in (a), (b) or (c) (collectively, “Sale Transactions”), from the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for such underwritten Public Offering to the date that is 180 days (in the case of

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the Initial Public Offering) or 90 days (in the case of any other Public Offering) following the date of the final prospectus for such underwritten Public Offering (or for such shorter period as is then customary for such Public Offering as agreed to by the underwriters designated as “book-runners” managing such registered Public Offering), to the extent such book-runners advise in writing that such restriction is necessary in their judgment (such period, the “Holdback Period”). If (x) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or (y) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of the Holdback Period, then, in either case of (x) or (y), to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Holdback Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period referred to herein as the “Holdback Extension”). The Company may impose stop-transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.

5.3.2 In connection with any underwritten Public Offering, each holder of Registrable Securities agrees (subject to the limitations set forth in Section 5.3.1) to enter into any holdback, lockup or similar agreement requested by the underwriters managing such registered Public Offering that the holders of a majority of the Registrable Sponsor Securities agree to enter into.

5.3.3 The Company (a) shall not effect any public sale or distribution of its Equity Securities, during the seven days prior to and during the Holdback Period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) or, in the event of a Holdback Extension, for such longer period until the end of such Holdback Extension, unless the underwriters managing the registered Public Offering otherwise agree, (b) to the extent not inconsistent with applicable law, except as otherwise permitted by the holders of a majority of the Registrable Sponsor Securities, shall cause each holder of its Equity Securities purchased from the Company at any time after the date of this Agreement (other than in a registered Public Offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted) and (c) shall use its reasonable best efforts to cause (i) each holder of Registrable Securities, and (ii) each of its directors and executive officers to agree not to effect any Sale Transaction during any Holdback Period (as extended by any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the registered Public Offering otherwise agree.

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5.3.4 The Company may impose stop transfer instructions with respect to Equity Securities subject to the restrictions set forth in this Section 5.3 until the end of such period, including any Holdback Extension.

5.4 Certain Other Provisions.

5.4.1 Other Actions. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect such registration of any Registrable Securities as provided in this Agreement, and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, the Company will as expeditiously as practicable take appropriate and customary actions in furtherance thereof, including: (a) promptly filing with the Commission a registration statement and using commercially reasonable efforts to cause such registration statement to become effective; (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statements effective (i) in the case of Shelf Registration Statements, until the earlier of (X) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) and (Y) the date as of which each of the holders of Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 and without volume limitation or other restrictions on transfer thereunder and (ii) in the case of all other registration statements, for a period not to exceed 180 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act; (c) use its commercially reasonable efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; (d) use its commercially reasonable efforts to furnish, on any date that Registrable Securities are delivered to the underwriters for sale (if such securities are being sold through underwriters) or the pricing or closing date of the applicable offering or sale (in the case of a non-underwritten offering), (i) a “cold comfort” and “bringdown” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, (ii) customary certificates executed by authorized officers of the Company as may be requested by any holder or any underwriter of such Registrable Securities and (iii) make available to the appropriate representatives of the underwriters, if any, and any

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holder of such Registrable Securities access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; (e) use commercially reasonable efforts to obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities; and (f) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration, including participation in due diligence sessions, drafting sessions, management presentations and “road shows” by its officers and employees and entering into customary underwriting agreements and complying therewith and providing customary deliveries required thereunder.

5.4.2 Selection of Underwriters and Counsel. The underwriters (which shall not be the Plan Sponsor or any of its Affiliates or Related Funds) and legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of a Demand Registration, the Plan Sponsor.

5.4.3 Current Public Information. At all times after the Company has filed a registration statement with the Commission, after the date hereof, pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

5.4.4 Reorganization; Subsidiary Public Offering. In the event the Company undergoes a reorganization, recapitalization or restructuring (including the creation of a holding company, the transfer of assets and/or equity of the Company to an alternative entity (including a Subsidiary of the Company), or the exchange of any holder of Registrable Securities’ interest in the Company into alternative forms of interest (each, a “Reorganization”)), then the Company and each of the other parties hereto shall take all actions reasonably required to cause such newly created entity, alternative entity or alternative interests and the parties hereto, as the case may be, to have rights, preferences and obligations substantially consistent with the relative rights, preferences and obligations of the Registrable Securities set forth in this Agreement and the Company’s certificate of incorporation, by-laws and other organizational documents, in each case, as in effect immediately prior to the Reorganization.

5.5 Indemnification and Contribution.

5.5.1 Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or Equity Securities of the Company or any of its Subsidiaries under the Securities Act pursuant to this Section 5 or

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otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or Equity Securities of the Company or any of its Subsidiaries are sold (whether or not for the account of the Company or its Subsidiaries), the Company will, and hereby does, and will cause each of its Subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or Proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or Proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or Proceeding; provided that neither the Company nor any of its Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or Proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its Subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is intended for use in the preparation thereof. The indemnities of the

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Company and of its Subsidiaries contained in this Section 5.5.1 are in addition to any other rights to indemnification that any Covered Person may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities and the termination of this Agreement.

5.5.2 Indemnities to the Company. The Company and any of its Subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 5, that the Company and any of its Subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its Subsidiaries, each director of the Company or any of its Subsidiaries, each officer of the Company or any of its Subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its Subsidiaries through an instrument executed by such seller specifically stating that it is intended for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its Subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

5.5.3 Contribution. If the indemnification provided for in Sections 5.5.1 or 5.5.2 is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 5.5 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or Proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or Proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or Proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to

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information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 5.5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or Proceedings in respect thereof) referred to in this Section 5.5.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.5.4 Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 5.5 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

6. CERTAIN ADDITIONAL COVENANTS.

6.1 Efforts with Respect to OTC. Unless the Common Stock is traded on a national securities exchange following the date hereof, the Company and its Subsidiaries will use reasonable best efforts to cause the Common Stock to be eligible to commence trading and quoting on the highest-available “tier” or “level” of an established “over-the-counter” (“OTC”) marketplace reasonably acceptable to Claren Road, the Required Schedule II Stockholders, the Company and the Plan Sponsor within a reasonable period of time after the date hereof; provided that the foregoing shall not under any circumstances require the Company or any of its Subsidiaries to file any reports, or register as a reporting company under the Securities Exchange Act of 1934, with the Commission. In connection with the foregoing efforts, the Company will use reasonable best efforts to arrange (a) for one or more nationally known registered broker-dealer firms to act as market makers with respect to the Common Stock and (b) for such market making to commence at, or as soon as reasonably practicable after, such time, if any, as the Common Stock commences trading and quoting on such OTC marketplace; provided that the foregoing shall not under any circumstances require the Company or any of its Subsidiaries to file any reports, or register as a reporting company under the Securities Exchange Act of 1934, with the Commission. Claren Road and the Schedule II Stockholders acknowledge that the Company and its Subsidiaries do not intend, and are not required in order to satisfy their obligations under this Section 6.1, to incur any material cost or materially increased disclosure obligation greater than those set forth in Section 6.2.

6.2 Information Rights. Until such time as the Company commences filing reports with the Commission, the Company shall deliver or cause to be delivered to the Significant Interest Holders or permit the Significant Interest Holders to participate in (as applicable):

6.2.1 within 45 days after the end of each of the Company’s first three fiscal quarters during each fiscal year or, if later, such time as delivered to the

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lenders under the First Lien Facility (or any other senior credit facility of the Company and its Subsidiaries), but in no event later than 60 days after the end of each such fiscal quarter, quarterly, unaudited financial statements, as well as management discussion and analysis materials regarding the financial condition and results of operations with respect to such financial statements, which management’s discussion and analysis materials shall be in a manner substantially consistent in all material respects with the management’s discussion and analysis materials prepared by other similarly situated companies listed or quoted on the same tier or level of an established OTC marketplace on which the Company is listed or quoted but will not be required to include “Stock Based Equity Compensation Plan Information”, “Critical Accounting Estimates” and “Recent Accounting Pronouncements” unless including such disclosure is substantially common among such companies (“Acceptable MD&A”);

6.2.2 within 90 days after the end of the Company’s fiscal year, or, if later, such time as delivered to the lenders under the First Lien Facility (or any other senior credit facility of the Company and its Subsidiaries), but in no event later than 120 days after the end of each fiscal year, audited annual financial statements and Acceptable MD&A with respect to such financial statements;

6.2.3 promptly (and in any event within four (4) Business Days) after the occurrence of any of the following events, information that would be required in current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports for any of the following events (provided that no such current report will be required to be furnished if the Company’s Board of Directors, by vote of at least 75% of the Directors, determines in its good faith judgment that such event is not material to the Company’s stockholders or the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole; provided further that the foregoing shall not obligate the Company to make available copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K, except that the Company will make available copies of (x) agreements relating to material indebtedness, (y) financial statements to the extent reasonably available) and (z) this Agreement and any amendments thereto:

(a) the entry into or termination of material agreements;

(b) significant acquisitions or dispositions;

(c) the sale of equity securities;

(d) bankruptcy;

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(e) creation of direct material financial obligations or material off-balance sheet obligations;

(f) cross-default under direct material financial obligations or material off-balance sheet obligations;

(g) material costs associated with exit or disposal activities or material impairments;

(h) material modifications to rights of securityholders or amendments to the Company’s charter or bylaws;

(i) a change in the Company’s fiscal year

(j) a change in the Company’s certifying independent auditor;

(k) the appointment or departure of directors or executive officers and the entry into or amendment of material compensation arrangements with any officers;

(l) non-reliance on previously issued financial statements or related audit reports; and

(m) change of control transactions;

6.2.4 promptly upon request of any such Significant Interest Holder, copies of the annual business plan, including annual operating and capital expenditure and G&A budgets of the Company, whether the then current approved budgets or (promptly upon submitting to the Plan Sponsor) draft budgets that have been submitted to the Plan Sponsor for its approval;

6.2.5 a copy of the most recent “PV-10” report available to the Company with respect to its (and its Subsidiaries’ reserves); and

6.2.6 an informational telephonic conference call at least once each fiscal quarter during which the Company’s officers will present a narrative overview of, and provide a brief commentary on, the information described in Sections 6.2.1, 6.2.2 and 6.2.3, and the Named Holders participating therein (including prospective holders and analysts) shall be permitted to ask questions (and receive answers) relating to the Company’s and its Subsidiaries’ businesses, operations, assets, liabilities, finances and prospects.

The information required to be delivered pursuant to Sections 6.2.1, 6.2.2 and 6.2.3, shall be deemed delivered, and the Company shall have no further obligations with respect to the delivery thereof, when such information is posted on a publicly-available website (without the need to enter any password or make any certification) maintained by or on behalf of the Company the address of which is publicly disclosed by the Company and made known to the Named Holders. Until the earlier of (i) twelve (12) months after such time as there are no longer any Significant Interest Holders and (ii) such time as the Company commences filing reports

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with the Commission, the Company will cause such information to be provided in accordance with the immediately preceding sentence. The Company will not have liability to any Stockholder for the failure of any information provided or made available pursuant to this Section 6.2 to comply with the strict requirements (including Form 8-K and requirements relating to financial statements or “Management Discussion and Analysis) under provisions of the Securities Act, the Securities Exchange Act or the rules and regulations promulgated thereunder, it being understood that the requirements of this Section 6.2 are not intended to subject the Company to liability to the Stockholders as if such laws, rules and regulations were applicable to the Company but instead to characterize the nature and type of information to be disclosed to Stockholders pursuant to this Section 6.2; provided that this sentence shall not (i) limit the Company’s liability under Rule 10b-5 under the Securities Exchange Act of 1934 or other anti-fraud provisions of federal and state securities laws or (ii) limit the Company’s liability in the event that the Company or any of its Subsidiaries actually files any reports, or registers as a reporting company under the Securities Exchange Act of 1934, with the Commission or otherwise because actually subject to such laws, rules and regulations. So long as the Plan Sponsor, collectively with its Affiliates and Related Funds, continues to hold at least 26% of the issued and outstanding Common Stock, the Company shall use commercially reasonable efforts to provide the Plan Sponsor reasonable time to review such information, including any Acceptable MD&A, and duly consider in good faith the reasonable and good faith comments of the Plan Sponsor prior to posting or otherwise distributing such information; provided that the foregoing will not limit the obligations of the Company to comply with the deadlines set forth in this Section 6.2.

6.3 Certain Actions. The Company shall not, and shall not permit any of its Subsidiaries (or, for the avoidance of doubt, any Person that immediately after such transaction would be a Subsidiary of the Company) to, without the prior written consent of the Plan Sponsor:

6.3.1 engage in any business that is materially different from the business of the Company and its Subsidiaries as of the date hereof or enter into any new line of business;

6.3.2(a) change or convert the current legal form or organizational structure of the Company or any of its Subsidiaries or change the classifications for tax purposes of the Company or any of its Subsidiaries; (b) amend or waive (including by merger, consolidation, conversions, Transfer, liquidation, dissolution or any other means) any provision of any governing or organizational document of the Company or any of its Subsidiaries; or (c) increase or decrease the number of individuals on the Board, any Sub Board or any committee of the Board or any Sub Board;

6.3.3 liquidate, dissolve, or commence or consent to any Proceeding under the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors seeking to have an order for relief entered with respect to the Company or any of its Subsidiaries, or seeking to adjudicate the Company or any of its Subsidiaries a bankrupt or insolvent entity, or seeking reorganization, winding-up, liquidation or dissolution;

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6.3.4 enter into any merger, combination, conversion, consolidation, amalgamation, recapitalization, reorganization, joint venture or partnership, where such transaction, or series of related transactions would be material to the Company or any of its Subsidiaries;

6.3.5 approve any equity incentive plans (other than the Equity Incentive Plan) or any awards, amendments or allocations thereunder or amend, waive any provision of or consent to any extension of the Plan Warrant Agreement or the Equity Incentive Plan;

6.3.6 create, authorize, assign, grant, sell or issue any Common Stock or other Equity Securities of the Company or any of its Subsidiaries or otherwise provide a Person with the benefits of the same, other than (a) issuances of Equity Securities pursuant to the Equity Incentive Plan or other plans or awards approved pursuant to Section 6.3.5 and (b) issuances of Equity Securities pursuant to exercise of (i) the Plan Warrants in accordance with the terms thereof or (ii) any awards issued in accordance with clause (a);

6.3.7 declare any dividend on, or repurchase or redeem, any Common Stock or other Equity Securities of the Company or any of its Subsidiaries, except (a) distributions or dividends by wholly-owned Subsidiaries and (b) as specifically set forth in the Equity Incentive Plan and the applicable grant agreements thereunder, to repurchase Common Stock or other Equity Securities of the Company or any of its Subsidiaries from grantees thereunder;

6.3.8 enter into, amend, alter or waive any material rights with respect to any arrangements, transactions or agreements with any Stockholder, any Affiliate or Related Fund of any Stockholder or any other Affiliate;

6.3.9 effect an Initial Public Offering or commence filing reports with the Commission;

6.3.10 hire, terminate (actually or constructively) or materially alter the responsibilities, compensation or benefits of the Chief Executive Officer of the Company or any other officer of the Company or its Subsidiaries;

6.3.11 approve (a) the annual business plan, including annual operating and capital expenditure and G&A budgets of the Company and its Subsidiaries or (b) any subsequent material deviations from any such approved business plan or budgets;

6.3.12(a) make any acquisitions of or investments in any Person or business, whether in the form of debt or equity, whether in one transaction or a series of related transactions and regardless of how such transaction is structured, or (b) sell, divest or otherwise dispose of or exchange any assets, Common Stock or Equity Securities of the Company or any of its Subsidiaries, in any case of (a) or (b), that (x) exceed $1,000,000 individually or $5,000,000 in the aggregate and (y) are explicitly contemplated in the budgets approved pursuant to Section 6.3.11; or

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6.3.13 incur, assume, refinance, replace, guarantee or pledge any of the Company’s or its Subsidiaries’ assets as security for or otherwise become liable or responsible for (or agree to incur, assume, refinance, guarantee, pledge or otherwise become liable for) any indebtedness for borrowed money in excess of $25,000,000 in the aggregate, other than the First Lien Facility, or amend in any material respect any existing agreement governing, creating or relating to indebtedness for borrowed money;

provided that (i) in the event that the Plan Sponsor and its Affiliates and Related Funds hold in the aggregate less than 40% (but more than 26%) of the issued and outstanding Common Stock, the prior written consent of the Plan Sponsor will not be required with respect to any action contemplated by this Section 6.3 that is approved by all of the members of the Board, other than the Plan Sponsor Director and (ii) in the event that the Plan Sponsor and its Affiliates and Related Funds hold in the aggregate less than 26% of the issued and outstanding Common Stock, the prior written consent of the Plan Sponsor will not be required with respect to any action contemplated by this Section 6.3.

6.4 Notice. The Board, the Chief Executive Officer, the Chief Financial Officer, the President or the General Counsel of the Company, as applicable, shall promptly and, in any case, prior to making any determination to take any action (or determination that requires omitting to take action) requiring the prior written consent of the Plan Sponsor pursuant to this Agreement, disclose in writing to the Plan Sponsor any such fact, matter, circumstance or other information pertaining to matters requiring the prior written consent of the Plan Sponsor that would be material or relevant to a prudent person in deciding whether to consent to any such matter. The Plan Sponsor shall have an amount of time reasonable under the circumstances to duly consider such fact, matter, circumstance and other information, which consideration may include consultation with advisors and representatives, or approval from any internal decision making body, in making a determination to provide or withhold its consent or approval in the Plan Sponsor’s sole discretion.

6.5 Unauthorized Actions. Any action (or determination that requires omitting to take action) that requires the prior written consent of the Plan Sponsor to this Agreement, including this Section 6, that is taken (or determination made not to act) without such prior written consent shall be void ab initio and shall not be a binding or authorized obligation or determination of the Company or any Subsidiary.

6.6 Management Incentive Plan.

6.6.1 In accordance with the Agreed Restructuring Plan and pursuant to the Confirmation Order, the “Warren Resources, Inc. 2016 Equity Incentive Plan” has been authorized (the “Equity Incentive Plan”), which provides for equity-based compensation to management of the Company and its Subsidiaries (including Directors and officers) and employees, comprising shares of restricted stock representing an aggregate number of shares of Common Stock equal to up

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to 6% of the total number of shares of Common Stock issued and outstanding as of the date hereof, with awards thereunder comprising 2 percentage points (or one-third) of such 6% being issued under the Equity Incentive Plan promptly upon approval and adoption of such Equity Incentive Plan and the remaining equity interests reserved thereunder being issued over a three-year period following the date hereof. Individual allocations of equity incentive awards under the Equity Incentive Plan shall be proposed by the Chief Executive Officer of the Company and shall be subject to approval by the Board or the compensation committee of the Board. Unless authorized by the Board in accordance with this Agreement, all grants under the Equity Incentive Plan shall consist solely of restricted shares of Common Stock, and such restricted shares shall be subject to 50% time-based and 50% performance-based vesting; provided that any restricted shares granted to the CEO after the initial grant on the Plan Effective Date may be subject to performance-based vesting, as determined by the Board or the compensation committee of the Board. All performance criteria applicable to vesting of restricted share grants shall be established by the Board or the compensation committee of the Board after review of the CEO’s proposed targets.

6.6.2 In addition, the number of shares of Common Stock available for grant under the Equity Incentive Plan may be increased (a) by up to an amount equal to 35% of the shares of Common Stock then authorized under Equity Incentive Plan during each of calendar year 2018 and calendar year 2019, and (b) by such other amount as approved from time to time by all of the members of the Board, but in each case of (a) and (b), only so long as (x) the Common Stock is eligible for trading and listing on the OTC (or a NYSE or NASDAQ national exchange), (y) a market maker has been put in place with respect to the Common Stock and such OTC or other exchange and (c) the Company is current with its obligations pursuant to Sections 6.2.1, 6.2.2 and 6.2.3.

6.7 Plan Warrant. The Company will not amend or waive the Plan Warrants or the Plan Warrant Agreement, in either case, if such amendment or waiver would (a) reduce the exercise price, (b) increase the number of shares of Common Stock issuable upon exercise of the Plan Warrants (in the case of clauses (a) and (b), except as explicitly set forth therein) or (c) modify the anti-dilution provisions of the Plan Warrants or the Plan Warrant Agreement in a manner that is adverse to the Stockholders, in any such case, unless such amendment or waiver is approved by the Board, which approval must include the consent of the Minority Director.

6.8 Reporting Company. At one or more times following the date hereof, the Board will make determinations as to whether to register a class of equity securities under Section 12 of the Securities Exchange Act or cause the Company to be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, and no Director will be excluded from discussing or voting on such determinations.

6.9 Plan Share Issuance to Schedule II Stockholders. Until the earlier of (a) November 11, 2016 and (b) the date that the Plan Sponsor, Claren Road and the Schedule II Stockholders receive written notice from the Company’s transfer agent (either directly or through the Company) that shares of Common Stock have been issued to any Schedule II Stockholder

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pursuant to the Agreed Restructuring Plan and registered on the books and records of the Company’s transfer agent in the name of such Schedule II Stockholder or its designated nominee, and the Company’s transfer agent has provided such Schedule II Stockholder with written notice of such registration, none of the Plan Sponsor, any Schedule II Stockholder or Claren Road will Transfer any shares of Common Stock, other than to their respective Affiliates and Related Funds.

7. REMEDIES.

7.1 Generally. The Company and each Stockholder shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Stockholder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and other injunctive relief and equitable remedies (including preliminary or temporary relief) in order to enforce, or prevent any violation of, the provisions of this Agreement, in each case, without any showing of irreparable harm or damage and without posting a bond or other security.

7.2 Deposit. Without limiting the generality of Section 7.1, if any Stockholder fails to deliver to the purchaser thereof the certificate or certificates evidencing (if applicable, or otherwise fails to deliver instruments to Transfer) shares of Common Stock or other Equity Securities to be Transferred pursuant to Section 3 (or an affidavit of lost, stolen, or destroyed certificate, together with any bond or other indemnity reasonably required by the Company or the Transferee), such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such shares of Common Stock or other Equity Securities into an account owned and controlled by the Company, and the Company shall cancel on its books the certificate or certificates, if any, representing such shares of Common Stock or other Equity Securities and thereupon all of such Stockholder’s rights in and to such shares of Common Stock shall terminate. Thereafter, upon delivery to such purchaser by such Stockholder of the certificate or certificates evidencing (if applicable, or such Stockholder otherwise delivers instruments to Transfer) such shares of Common Stock or other Equity Securities (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed (or an affidavit of lost, stolen, or destroyed certificate, together with any bond or other indemnity reasonably required by the Company or the Transferee)), such purchaser shall instruct the Company to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such Stockholder.

7.3 Irrevocable Proxy and Power of Attorney. In order to secure the obligation of each Stockholder to vote such Stockholder’s Common Stock and other Equity Securities in accordance with the provisions of Section 1.1 and Section 3.2, each Stockholder hereby appoints each of the Plan Sponsor and the Company as such Stockholder’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Stockholder’s Voting Stock for the election or removal of directors as expressly provided for in Section 1.1 and for all such other matters as expressly provided for in Section 1.1 and Section 3.2, and to act from and after

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the date hereof and to do any and all things and execute any and all documents which, as requested by the Plan Sponsors or the Company, may be necessary, convenient or appropriate to facilitate the performance of the actions and the consummation of the transactions contemplated by Section 1.1 and Section 3.2; ; provided that if the foregoing would result in any of (a) FS Investment Corporation (and its Subsidiaries), (b) FS Investment Corporation II (and its Subsidiaries), (c) FS Investment Corporation III (and its Subsidiaries) or (d) FS Energy and Power Fund (and its Subsidiaries) having voting rights in respect of any matter that is voted on by the holders of capital stock of the Company in excess of 24.9% of the aggregate number of votes represented by all shares of capital stock of the Company entitled to vote thereon, the voting rights granted pursuant to this Section 7.3 will be allocated among such Persons such that the aggregate voting rights of any such Person in respect of such matter is not more 24.9% of the aggregate number of votes represented by all shares of capital stock of the Corporation entitled to vote thereon and any remaining voting rights will be allocated to the Company. Each of the Plan Sponsor and the Company may exercise such irrevocable proxy and power of attorney at any time that any Stockholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each Stockholder pursuant to this Section 7.3 are coupled with an interest and are given to secure the performance of the obligations of each such Stockholder under Section 1.1 and Section 3.2. Such proxies and powers shall be irrevocable for the term set forth in Section 9.1, as applicable, and shall survive the death, incompetency, disability, dissolution or bankruptcy of such Stockholder and the subsequent holders of such Stockholder’s Voting Stock.

8. LEGENDS.

8.1 Legend. Each certificate, if any, representing shares of Common Stock and other Equity Securities shall have the following legend endorsed conspicuously thereupon.

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

Any person who acquires shares of Common Stock or any other Equity Securities that are not subject to this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such shares of Common Stock or other Equity Securities.

8.2 Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any shares of Common Stock or any other Equity Securities until the conditions specified in the foregoing legend is satisfied.

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9. MISCELLANEOUS.

9.1 Period. The provisions of Sections 2, 3, 4 and 6.2 shall expire and terminate on the earlier to occur of (a) the consummation of a Change of Control and (b) the consummation of the Initial Public Offering.

9.2 Certain Representations and Acknowledgements. Each party hereto represents and warrants to and agrees with each other party that (a) this Agreement has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable in accordance with its terms, (b) the execution and delivery of this Agreement by such party and the performance of, or the compliance with, the obligations of such party hereunder do not and will not violate, conflict with or result in a breach of or default under (with or without the giving of notice or passage of time) any agreement or other instrument applicable to such party or by which its assets are bound and (c) such party has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. Each Stockholder represents and warrants to the other parties to this Agreement that as of the date of this Agreement, such Stockholder is the record owner of the number of shares of Common Stock set forth opposite its name on Schedule I or Schedule II (as applicable), free and clear of all liens and encumbrances. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto or constitute any such party’s membership in a joint venture or other association.

9.3 Named Holders and Representative.

9.3.1 Each Stockholder that is a Schedule II Stockholder agrees that (whether or not any provision of this Agreement expressly refers to Named Holders and with respect to such Stockholder’s capacity as a Stockholder, a Schedule II Stockholder or a Significant Interest Holder, as may be applicable) (a) such Stockholder’s respective Named Holder is authorized to act for, in the name of and on behalf of such Stockholder for all purposes hereunder, including amendments hereto and waivers hereof, (b) the Company, the Plan Sponsor and the other parties hereto shall be entitled to deal exclusively with such Named Holder with respect to all matters arising hereunder, including the delivery of notices and notification, the exercise or waiver of rights and obligations of such Stockholder and amendments hereto and waivers hereof, and shall have no obligation to interact directly with such Stockholder other than its respective Named Holder, (c) the exercise of any rights of such Stockholder hereunder will be made by and through only such Named Holder and (d) the Company, the Plan Sponsors and the other parties hereto shall be entitled to rely upon, and shall be fully protected in relying upon, the power and authority of such Named Holder with respect to such matters without independent investigation and shall have no liability therefor; provided that nothing in this Section 9.3.1 will limit or affect any rights of such Stockholder as between such Stockholder and its respective Named Holder.

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9.3.2 Each Stockholder that is a part of Claren Road or that is part of the Significant Interest Holder defined by clause (c) thereof agrees that (whether or not any provision of this Agreement expressly refers to Named Holders and with respect to such Stockholder’s capacity as a Stockholder, part of Claren Road or a Significant Interest Holder, as may be applicable) (a) its Named Holder (i.e., Claren Road Asset Management LLC) is authorized to act for, in the name of and on behalf of such Stockholder for all purposes hereunder, including amendments hereto and waivers hereof, (b) the Company, the Plan Sponsor and the other parties hereto shall be entitled to deal exclusively with such Named Holder with respect to all matters arising hereunder, including the delivery of notices and notification, the exercise or waiver of rights and obligations of such Stockholder and amendments hereto and waivers hereof, and shall have no obligation to interact directly with such Stockholder other than its respective Named Holder, (c) the exercise of any rights of such Stockholder hereunder will be made by and through only such Named Holder and (d) the Company, the Plan Sponsors and the other parties hereto shall be entitled to rely upon, and shall be fully protected in relying upon, the power and authority of such Named Holder with respect to such matters without independent investigation and shall have no liability therefor; provided that nothing in this Section 9.3.2 will limit or affect any rights of such Stockholder as between such Stockholder and its respective Named Holder.

9.3.3 The Company or the Plan Sponsor may require one or more Stockholders (other than the Plan Sponsor and the Significant Interest Holders) at such Stockholder’ sole cost and expense, to designate a representative or engage a third party to act on behalf of such Stockholders in connection with the administration of such Stockholders’ rights under this Agreement.

9.4 Amendment and Waiver; Exercise of Rights and Remedies.

9.4.1 This Agreement may be amended or modified, and the provisions hereof may be waived, only by an agreement in writing approved by the Board and signed by the Company and Stockholders (including via Named Holders) representing more than 50% of the issued and outstanding shares of Common Stock; provided that:

(a) any such amendment, modification or waiver that would materially and adversely affect the obligations or rights of any holder of Common Stock in a manner that is disproportionate relative to other holders of Common Stock will require the written consent of Stockholders representing more than 50% of the shares of Common Stock so disproportionately affected (it being understood that a waiver of Section 1.7 shall constitute a waiver that is adverse to the holders of Common Stock that are not party to the transaction for which such waiver is sought and will require the written consent of Stockholders (including via Named Holders) representing more than 50% of the issued and outstanding shares of Common Stock of such non-party holders);

(b) any such amendment, modification or waiver that would materially and adversely affect the obligations or rights of any holder of Plan Warrant Shares in a manner

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that is disproportionate relative to the other holders of Common Stock having the same obligations or rights will require the written consent of Stockholders representing more than 50% of the Plan Warrant Shares so disproportionately affected; and

(c) any such amendment, modification or waiver that would amend, or adversely affect, the rights specifically granted to any Significant Interest Holder, the Schedule II Stockholders or Claren Road (or the Named Holders), as applicable, under Sections 1.1, 1.7, 2, 3, 4, 5 and 6.2 will require the written consent of Stockholders (including via Named Holders) representing more than 60% of the issued and outstanding shares of Common Stock held by such Significant Interest Holders, Schedule II Stockholders or Claren Road (or the Named Holders), as applicable, in each case, to the extent referred to in and having the specific rights that are so affected.

Each amendment, modification and waiver effected in compliance with this Section 9.4.1 will be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

9.4.2 No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

9.4.3 For the avoidance of doubt, the Company may amend Schedule I or Schedule II to reflect the Transfer of Common Stock or other Equity Securities, the issuance of Common Stock or other Equity Securities and/or any Person becoming a party to this Agreement, in all cases, in accordance with the terms of this Agreement.

9.5 Additional Parties; Joinder. Prior to the issuance to any Person of any Common Stock or other Equity Securities (provided that, for the avoidance of doubt, the issuance of a new certificate in respect of, or other recordation of, a Transfer of Common Stock or other Equity Securities will not constitute an “issuance”), unless otherwise consented to by the Board of Directors (and, so long as the Plan Sponsor, collectively with its Affiliates and Related Funds, continues to hold at least 26% of the issued and outstanding Common Stock, the Plan Sponsor), the Company shall require any Person who acquires such Common Stock or other Equity Securities after the date hereof to become a party to this Agreement as a Stockholder and, if satisfying the definition thereof, a Schedule II Stockholder or part of Claren Road, by obtaining an executed joinder or counterpart to this Agreement in form and substance acceptable to the Board, pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement. Upon the execution and delivery of a joinder or counterpart by such Person, the Common Stock or other Equity Securities acquired by such Person shall be subject to this Agreement, and the Company shall add such Person’s name and address to Schedule I or Schedule II (as applicable).

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9.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally (in which case, it will be effective upon delivery), (b) sent by confirmed facsimile or electronic mail (in which case, it will be effective upon receipt of confirmation of good transmission), (c) sent by overnight courier service (in which case, it will be effective on the business day immediately following the date deposited with such courier service), or (d) mailed by certified or registered mail, return receipt requested, with postage prepaid (in which case, it will be effective upon receipt of confirmation of receipt of delivery), to the parties at the addresses (or facsimile numbers) listed below (or at such other address for a party as shall be specified by like notice). Notice to the holder of record of any Equity Securities shall be deemed to be notice to the holder of such Equity Securities for all purposes hereof, and notice to any Named Holder will be deemed to be notice to all of its respective Stockholders.

If to the Company:

Warren Resources, Inc.

1331 17th Street

Suite 720

Denver, CO 80202

Attention:        James A. Watt

E-mail:            jawatt@warrenresources.com

with copies (which shall not constitute notice) to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention:        Henry Havre

Email:              henryhavre@andrewskurth.com

If to the Plan Sponsor:

GSO / Blackstone Debt Funds Management LLC

345 Park Avenue

31st Floor

New York, NY 10154

Attention:        Brad Marshall

                         Valerie Kristberg

Email:              brad.marshall@gsocap.com

                          valerie.kritsberg@gsocap.com

with copies (which shall not constitute notice) to:

Franklin Square Capital Partners

201 Rouse Boulevard

Philadelphia, PA 19112

Attention:        Stephen S. Sypherd

Email:             stephen.sypherd@franklinsquare.com

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and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention:        Patrick J. Nash, Jr., P.C.

                         Steve Toth

                         Gregory F. Pesce

Facsimile:       (312) 862-2200

Email:             patrick.nash@kirkland.com

                         steve.toth@kirkland.com

                         gregory.pesce@kirkland.com

If to a Management Stockholder, to such person at the address set forth for such Management Stockholder on Schedule I or otherwise set forth in the books and records, employment records or stock record book of the Company.

If to any other Stockholder, then via its Named Holder, and if to any Named Holder, in each case, to the address set forth for such Named Holder on Schedule I or Schedule II (as applicable)

9.7 Entire Agreement; Binding Effect. This Agreement, together with the Equity Incentive Plan (and any agreements entered into thereunder or in connection therewith), the Plan Warrant Agreement, the certificate of incorporation of the Company and the Company’s by-laws, constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter (including the Restructuring Support Agreement, any term sheets attached thereto and the Agreed Restructuring Plan), and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

9.8 Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except that (a) the Other Indemnitors are intended third party beneficiaries of the terms of Section 1.5, (b) the Covered Persons and Indemnitees are intended third party beneficiaries of Section 5.5, (c) Affiliates and Related Funds of the Plan Sponsor are intended third party beneficiaries of the provisions of this Agreement and (d) Kirkland & Ellis LLP is an intended third party beneficiary of Section 9.16, in each case of (a) through (d), entitled to enforce such provisions and Section 9 as if a party hereto, and this Agreement may not be amended in a manner that adversely affects such provisions without the consent of the respective Persons.

9.9 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement, in each case as may be requested by the Board or the Plan Sponsor.

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9.10 Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of electronic mail in “.pdf”, “.tif” or similar format (any such delivery, an “Electronic Delivery”), shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Minor variations in the form of the signature page to this Agreement, including footers from earlier versions of this Agreement, will be disregarded in determining the effectiveness of such signature. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

9.11 Severability. Whenever permitted by applicable law, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

9.12 No Effect upon Lending Relationships. Nothing contained in this Agreement shall affect, limit or impair the rights and remedies of the Plan Sponsor or its Affiliates and Related Funds in their capacity, as applicable, as a lender(s) to the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, any such person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty (by virtue of its also being a direct or indirect holder of Common Stock or other Equity Securities in the Company or its Subsidiaries) to consider (a) its status as a direct or indirect holder of Common Stock or other Equity Securities in the Company or its Subsidiaries, (b) the interests of the Company or any of its Subsidiaries, or (c) any duty it may have to any other direct or indirect holder of Common Stock or other Equity Interests in the Company or its Subsidiaries.

9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.14 Consent to Jurisdiction. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of

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the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. The parties hereto further agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the other Agreements referred to herein, the Common Stock or any other Equity Securities, the Company, any Stockholders, any Director or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any Proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such Proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a Proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by Delaware law, and agrees that service of process on such party as provided for notices in Section 9.6 is reasonably calculated to give actual notice and shall be deemed effective service of process on such Person.

9.15 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.15 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.16 Certain Acknowledgments. Each Stockholder acknowledges that (a) the Plan Sponsor has retained Kirkland & Ellis LLP in connection with the transactions contemplated hereby and expect to retain Kirkland & Ellis LLP as legal counsel in connection with the Plan Sponsor’s debt and equity investments in the Company and its Subsidiaries, (b) Kirkland & Ellis LLP is not representing and will not represent any other Stockholder in connection with the transactions contemplated hereby or any dispute which may arise between the Plan Sponsor and any other Stockholder, and (c) Kirkland & Ellis LLP may represent the Plan Sponsor in connection with any and all matters contemplated hereby (including any dispute between the Plan Sponsor, on the one hand, and the Company, any of its Subsidiaries or any other Stockholder, on the other hand) and such Person waives any conflict of interest (or apparent or potential conflict of interest) in connection with such representation by Kirkland & Ellis LLP.

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10. CERTAIN MATTERS OF CONSTRUCTION AND DEFINITIONS.

10.1 Certain Matters of Construction.

(a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(b) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

(c) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement. Section, clause, schedule and exhibit references contained in this Agreement are references to sections, clauses, schedules and exhibits in or to this Agreement, unless otherwise specified, and reference to a particular Section of this Agreement shall include all subsections thereof.

(d) Whenever required or permitted by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words “include,” “includes” or “including” in this Agreement shall be by way of example rather than by limitation and shall be deemed to be followed by the words “without limitation.”

(e) The use of the words “or,” “either” and “any” shall not be exclusive.

(f) Whenever in this Agreement a party hereto is permitted or required to take any action or to make a decision or determination, such Person shall be entitled to take (or omit to take) such action or make such decision or determination in such Person’s sole discretion, unless another standard is expressly set forth herein. Whenever in this Agreement a Person is permitted or required to take by any valid means any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, such Person shall be entitled to consider solely its own interests (and not the interests of any other Person) or, at its election, any such other interests and factors as such Person desires (including the interests of such Stockholder’s Affiliates, employers, partners and their respective Affiliates), or any combination thereof.

(g) The word “will” will be construed to have the same meaning and effect as the word “shall”. The words “shall,” “will,” or “agree(s)” are mandatory, and “may” is permissive.

(h) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if”.

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(i) All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

10.2 Certain Definitions.

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided that neither the Company nor any of its Subsidiaries will be deemed to be “controlled” by any Stockholder, including any member of the Plan Sponsor or any of their Affiliates.

“Award” has the meaning set forth in the Equity Incentive Plan.

“Award Agreement” has the meaning set forth in the Equity Incentive Plan.

“Change of Control” means (a) any transaction or series of related transactions that result in any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) that does not include the Plan Sponsor or its Affiliates or Related Funds acquiring shares, or beneficial ownership, of Common Stock that represent more than 50% of the total voting power of the Company or (b) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis other than to the Plan Sponsor or its Affiliates or Related Funds or to an entity with respect to which, following such sale or other disposition, at least 50% of the combined voting power of the then outstanding voting securities of such entity is then beneficially owned, directly or indirectly, by any of the Persons (or Affiliates or Related Funds of such Persons) who were beneficial owners, respectively, of the Common Stock immediately prior to such sale or other disposition.

“Claren Road” means, collectively, (a) Claren Road Asset Management LLC, (b) Claren Road Credit Master Fund, Ltd. and Claren Road Credit Opportunities Master Fund, Ltd. and (c) the Affiliates and Related Funds of Claren Road Asset Management LLC set forth under the name of Claren Road on Schedule I as of the date hereof or that acquire shares of Common Stock after the date hereof, in each case of (a), (b) and (c), for so long as such Person continues to hold shares of Common Stock. For the avoidance of doubt, all of the Persons contemplated by this definition shall collectively constitute one and the same Claren Road.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.01 per share. For the avoidance of doubt, for purposes of any applicable calculation hereunder, the shares of Common Stock issued and outstanding as of any time will include any shares of Common Stock that have been issued and are outstanding due to the exercise of any Plan Warrants prior to such time or issued as an Award or pursuant to the exercise of any Award.

“Director” means an individual appointed to the Board.

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“Equity Securities” means (a) any Common Stock, capital stock, partnership, membership or limited liability company interests, profits interest or other equity interests (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board (subject to the certificate of incorporation and Section 6.3), including rights, powers and/or duties different from, senior or junior to or more or less favorable than Common Stock or other existing classes, groups and series of capital stock, partnership, membership or limited liability company interests, profits interest or other equity interests), (b) obligations, evidences of indebtedness or other securities or interests convertible into, or exchangeable or exercisable for, Common Stock, capital stock, partnership interests, membership or limited liability company interests, profits interest or other equity interests, and (c) warrants, options or other rights to purchase or otherwise acquire Common Stock, capital stock, partnership interests, membership or limited liability company interests, profits interest or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company. For the avoidance of doubt, Equity Securities include the Plan Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Family Group” means (a) in the case of any Management Stockholder that is an individual, such (i) Management Stockholder’s spouse and descendants (by birth or adoption), (ii) any trust solely for the benefit of such Management Stockholder and/or such Management Stockholder’s spouse and/or such Management Stockholder’s descendants (by birth or adoption), or (iii) any corporation or partnership in which the direct and beneficial owner of all of the equity interests is such Management Stockholder and/or a member of such Management Stockholder’s Family Group; (b) upon the death of any Management Stockholder, such Management Stockholder’s estate, executors, administrators and personal representatives, and then such Management Stockholder’s heirs, legatees or distributees and (c) in the case of any Management Stockholder that is a trust, the trust’s beneficiaries as described in clause (a).

“First Lien Facility” means that certain Credit Agreement, dated as of October 5, 2016 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Warren Resources, Inc., Wilmington Trust, National Association, as administrative agent and the other parties party thereto.

“Initial Public Offering” means the first public offering following the date hereof of the Company’s Common Stock pursuant to an offering registered under the Securities Act on Form S-1 (or any successor form).

“Investment Advisers Act” means the Investment Advisers Act of 1940, as in effect from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as in effect from time to time.

“Management Stockholder” means each Person who (a) is a Participant that has received any Award under the Equity Incentive Plan (whenever granted), (b) from time to time becomes a

45

party hereto by executing a joinder or counterpart to this Agreement as a Management Stockholder and (c) any member of the Family Group of any Person in clause (a) or (b), in each case of (a), (b) and (c), for so long as such Person continues to hold shares of Common Stock or other Equity Securities (including any Award).

“Named Holder” means each Person listed on Schedule I and Schedule II as a “Named Holder.”

“Participant” has the meaning set forth in the Equity Incentive Plan.

“Percentage Ownership” means, with respect to any Stockholder, a fraction expressed as a percentage, the numerator of which is the number of Plan Warrant Shares and outstanding shares of Common Stock held by such Stockholder and the denominator of which is the number of Plan Warrant Shares and outstanding shares of Common Stock held by all Stockholders.

“Permitted Issuances” means New Securities issued (a) to officers, employees, directors or consultants of the Company or its Subsidiaries in connection with such Person’s employment, consulting arrangements or directorship with the Company or its Subsidiaries pursuant to the Equity Incentive Plan or as otherwise approved by all of the members of the Board, in each case, subject to Section 6.6.2; (b) upon exercise or conversion or exchange of other Equity Securities that were issued in compliance with Section 4 or in an issuance which is exempt from Section 4; (c) in connection with any debt financing of the Company or any of its Subsidiaries, which issuance and debt financing have been approved by the Board, so long as such Equity Securities are only issued to such lender and in no event to any Stockholder or any Affiliate or Related Fund of any Stockholder, unless such Stockholder (or Affiliate or Related Fund of such Stockholder) is such lender and such debt financing transaction is a transaction effected in compliance with Section 1.7, (d) to the public in connection with an Initial Public Offering; (e) in connection with the exercise of the Plan Warrants; or (f) in connection with any stock split, stock dividend or recapitalization of the Company in which holders of the same class of stock participate pro rata (based on the number of outstanding class of such stock).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

“Plan Sponsor” means (a) the stockholders listed under “Plan Sponsor” on Schedule I, (b) the investment advisers to the stockholders listed under “Plan Sponsor” on Schedule I and (c) any other Affiliate or Related Fund of the foregoing or Franklin Square Holdings, L.P. that acquires shares of Common Stock after the date hereof and any investment adviser to such Affiliate or Related Fund, in each case of (b) and (c), for so long as such Person continues to hold shares of Common Stock.

“Plan Warrant Shares” means, as of any time and with respect to any Plan Warrant, the shares of Common Stock for which such Plan Warrant is then exercisable but for which such Plan Warrant has not been exercised as of such time.

“Plan Warrants” means the warrants issued to Claren Road on the date hereof pursuant to the Plan Warrant Agreement.

46

“Plan Warrant Agreement” means the Warrant Agreement, dated as of the date hereof, by and between the Company and Claren Road.

“Proceeding” means any suit, countersuit, action, cause of action (whether at law or in equity), arbitration, audit, hearing, litigation, claim, counterclaim, complaint, defenses, administrative or similar proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental entity.

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” means all shares of Common Stock. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when: (i) such shares shall have been Transferred in a Transfer to which Section 3.1 or Section 3.2 apply; (ii) such shares shall have been Transferred in accordance with the terms of this Agreement to any person who is not a Stockholder or an Affiliate or Related Fund of a Stockholder as of the date of such Transfer; (iii) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (iv) such shares shall have been Transferred pursuant to Rule 144; or (v) such shares shall have ceased to be outstanding.

“Related Fund” means, with respect to any Person (a) any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by (i) such Person, (ii) an Affiliate of such Person or (iii) the same investment manager, advisor or sub-advisor as such Person or an Affiliate of such investment manager, advisor or sub-advisor or (b) any Person formed and controlled by any of the foregoing, individually or collectively, for the purpose of consummating the Restructuring.

“Required Schedule II Stockholder” means, as of any date of determination, the Schedule II Stockholders collectively holding a majority of the aggregate issued and outstanding shares of Common Stock held by the Schedule II Stockholders.

“Rule 144” means Rule 144 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” means a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

“Schedule II Stockholder” means, with respect to each Named Holder set forth on Schedule II, collectively, (a) such Named Holder, (b) the Affiliates and Related Funds for whom such Named Holder serves as investment advisor or investment manager listed under the name of such Named Holder on Schedule II and (c) other Affiliates and Related Funds of such Named Holder that acquire shares of Common Stock after the date hereof, in each case of (a), (b) and (c), for so long as such Person continues to hold shares of Common Stock. For the avoidance of doubt, each such Named Holder, together with the Persons contemplated by this definition with respect to such Named Holder, shall collectively constitute one and the same Schedule II Stockholder.

47

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Shelf Registration Statement” means a registration statement filed with the Commission on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a registration statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Significant Interest Holder” means, at the time of determination, (a) Claren Road (including its respective affiliates, subsidiaries and related funds or accounts), for so long as Claren Road holds at least 75% of the Shares held by Claren Road as of the date hereof, (b) each Schedule II Stockholder, so long as such Schedule II Stockholder holds at least 75% of the Shares held by such Schedule II Stockholder as of the date hereof and (c) the holders, as of the date hereof and set forth on Schedule I as of the date hereof, of the Plan Warrants, for so long as such holders or their Affiliates, in the aggregate, hold Plan Warrant Shares and shares of Common Stock received upon exercise of Plan Warrants representing, in the aggregate, more 50% of the Plan Warrant Shares as of the date hereof; provided that the Named Holder for the Significant Interest Holder defined in clause (c) will be Claren Road Asset Management LLC.

“Stockholders” means (a) each of the Plan Sponsor, the Schedule II Stockholders, Claren Road, and the holders of Plan Warrants set forth on Schedule I as of the date hereof, (b) each Management Stockholder and (c) any other holder of Common Stock or other Equity Securities that becomes a party hereto.

“Subsidiary” means any Person in which the Company owns, directly or indirectly, stock or other Equity Securities possessing fifty percent (50%) or more of the total combined voting power of such Person or otherwise has the power to direct the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other transfer or disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest. The terms “Transferee,” “Transferor,” “Transferred,” “Transferring” and other forms of the word “Transfer” shall have the correlative meanings.

“Unvested Shares” means, as of any time, any shares of Common Stock that are issued and outstanding pursuant to an Award, held by any Management Stockholder and are not, as of such time, Vested Shares.

“Vested Shares” means, as of any time, any shares of Common Stock that are issued and outstanding pursuant to an Award, held by any Management Stockholder and have vested, as of such time, in accordance with the terms of the applicable Award Agreement.

“Voting Stock” means the Common Stock and any other Equity Security of the Company entitled to vote in the election of directors of the Company.

[Signatures appear on the following pages.]

48

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

THE COMPANY:

Warren Resources, Inc.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President and Chief Executive Officer

[Signature Page to Stockholders Agreement]

PLAN SPONSOR:

FS INVESTMENT CORPORATION
FS INVESTMENT CORPORATION II
FS INVESTMENT CORPORATION III

By: GSO / Blackstone Debt Funds Management LLC
Its: Sub-Adviser

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

FS ENERGY AND POWER FUND

By: GSO Capital Partners LP
Its: Sub-Adviser

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Hotchkis and Wiley High Yield Fund
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

San Diego County Employees Retirement Association
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Hotchkis and Wiley Capital Income Fund
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Santa Barbara County Employees Retirement System
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

National Elevator Industry Pension Plan
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Texas County and District Retirement System
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Government of Guam Retirement Fund
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

University of Dayton
By: Hotchkis and Wiley Capital Management, LLC (H&W)
Its: Investment Advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura US Attractive Yield Corporate Bond Fund Mother Fund
By: Nomura Corporate Research and Asset Management, Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Barclays Multi-Manager Fund PLC
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

California Public Employees Retirement System
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

High Yield Corporate Bond Open Mother Fund
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Kapitalforeningen Industriens Pension Portfolio, High Yield Obligationer III
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura Funds Ireland PLC – US High Yield Bond Fund
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

L-3 Communications Corporation Master Trust
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Louisiana State Employees’ Retirement System
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Montgomery County Employees’ Retirement System
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura Corporate Research and Asset Management Inc.
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura Funds Ireland – Global High Yield Bond Fund
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura High Yield Fund
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura Multi Managers Fund – Global Bond
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura Multi Managers Fund – Global High Yield Bond
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura Multi Managers Fund II – US High Yield Bond
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Nomura US High Yield Bond Income
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Philadelphia Indemnity Insurance Company
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Pinnacol Assurance
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Stichting Pensioenfonds TNO
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

The Regents of the University of California
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Kapitalforeningen Unipension Invest, High Yield Obligationer V
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Safety National Casualty Corporation
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Stichting Pensioenfonds Hoogovens
By: Nomura Corporate Research and Asset Management Inc.
Its: Investment Advisor

By:	/s/ Stephen Kotsen
Name:	Stephen Kotsen
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

PCM Fund, Inc.
By: Pacific Investment Management Company LLC
Its: Investment Advisor

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

State Teachers Retirement System of Ohio
By: Pacific Investment Management Company LLC
Its: Investment Advisor

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Kapitalforeningen ATP Invest, Hojrisiko Obligationer
By: Pacific Investment Management Company LLC
Its: Investment Advisor

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

PIMCO Global Income Opportunities Fund
By: Pacific Investment Management Company LLC
Its: Investment Advisor

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

PIMCO High Income Fund
By: Pacific Investment Management Company LLC
Its: Investment Advisor

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

PIMCO Funds: PIMCO High Yield Spectrum Fund
By: Pacific Investment Management Company LLC
Its: Investment Advisor

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Unipension Invest F.M.B.A., High Yield Obligationer III
By: Pacific Investment Management Company LLC
Its: Investment Advisor

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Pine River Deerwood Fund Ltd.
By: Pine River Capital Management L.P.
Its: Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Pine River Fixed Income Master Fund Ltd.
By: Pine River Capital Management L.P.
Its: Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Pine River Master Fund Ltd.
By: Pine River Capital Management L.P.
Its: Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

LMA SPC for and on behalf of MAP 89 Segregated Portfolio
By: Pine River Capital Management L.P.
Its: Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Redwood Master Fund, Ltd.
By: Redwood Capital Management, LLC
Its: Investment Manager

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Whitebox Credit Partners, LP

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer, Whitebox Advisors, LLC

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Whitebox Relative Value Partners, LP

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer,
Whitebox Advisors, LLC

[Signature Page to Stockholders Agreement]

SCHEDULE II STOCKHOLDER:

Whitebox Multi-Strategy Partners, LP

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer,
Whitebox Advisors, LLC

[Signature Page to Stockholders Agreement]

CLAREN ROAD:

Claren Road Credit Master Fund, Ltd.

By:	/s/ Albert Marino
Name:	Albert Marino
Its:	Director

Claren Road Credit Opportunities Master Fund, Ltd.

By:	/s/ Albert Marino
Name:	Albert Marino
Its:	Director

[Signature Page to Stockholders Agreement]

Schedule I

Plan Sponsor:

Stockholder	Shares of Common Stock
FS Investment Corporation	113,515
FS Investment Corporation II	2,371,337
FS Investment Corporation III	998,936
FS Energy and Power Fund	4,415,749

Claren Road:

Named Holder	Stockholder	Shares of Common Stock	Warrants
Claren Road Asset Management LLC
	Claren Road Credit Master Fund, Ltd.	452,995	315,786
	Claren Road Credit Opportunities Master Fund, Ltd.	302,005	210,530

Claren Road Notice Information:

Claren Road Asset Management LLC
51 Astor Place, 12th Floor
New York, NY 10003
Attention:	Albert Marino
Ben Kozinn
Email:	marino@clarenroad.com
kozinn@clarenroad.com

with copies (which shall not constitute notice) to:

Bracewell LLP
CityPlace I, 34th Floor
185 Asylum Street
Hartford, CT 06103
Attention:	Kurt A. Mayr
David L. Lawton
Email:	kurt.mayr@bracewelllaw.com
david.lawton@bracewelllaw.com

Schedule II1

Named Holder	Stockholder	Note Holdings	Shares of Common Stock[2]
Hotchkis and Wiley Capital Management, LLC
	Hotchkis and Wiley High Yield Fund	$15,131,000.00	116,226
	San Diego County Employees Retirement Association	$2,035,000.00	15,631
	Hotchkis and Wiley Capital Income Fund	$203,000.00	1,559
	Santa Barbara County Employees Retirement System	$251,000.00	1,928
	National Elevator Industry Pension Plan	$557,000.00	4,278
	Texas County and District Retirement System	$409,000.00	3,142
	Government of Guam Retirement Fund	$415,000.00	3,188
	University of Dayton	$320,000.00	2,458
Nomura Corporate Research and Asset Management Inc.
	Nomura US Attractive Yield Corporate Bond Fund Mother Fund	$475,000	3,649
	Barclays Multi-Manager Fund PLC	$1,200,000	9,218

[1]	The Schedule II Stockholders include the current members of the ad hoc group of Consenting Senior Noteholders (as defined in the Plan), including their respective affiliates and related funds.
[2]	The amounts of Shares of Common Stock set forth herein are approximations and subject to the distribution mechanics and procedures of the Company’s stock transfer agent and any applicable nominees for the beneficial holders of the Common Stock.

Named Holder	Stockholder	Note Holdings	Shares of Common Stock
	California Public Employees Retirement System	$2,200,000	16,899
	High Yield Corporate Bond Open Mother Fund	$3,200,000	24,580
	Kapitalforeningen Industriens Pension Portfolio, High Yield Obligationer III	$1,100,000	8,449
	Nomura Funds Ireland PLC – US High Yield Bond Fund	$3,475,000	26,692
	L-3 Communications Corporation Master Trust	$375,000	2,880
	Louisiana State Employees’ Retirement System	$475,000	3,649
	Montgomery County Employees’ Retirement System	$375,000	2,880
	Nomura Corporate Research and Asset Management Inc.	$250,000	1,920
	Nomura Funds Ireland PLC – Global High Yield Bond Fund	$50,000	384
	Nomura High Yield Fund	$125,000	960
	Nomura Multi Managers Fund – Global Bond	$450,000	3,457

Named Holder	Stockholder	Note Holdings	Shares of Common Stock
	Nomura Multi Managers Fund – Global High Yield Bond	$975,000	7,489
	Nomura Multi Managers Fund II – US High Yield Bond	$425,000	3,265
	Nomura US High Yield Bond Income	$975,000	7,489
	Philadelphia Indemnity Insurance Company	$75,000	576
	Pinnacol Assurance	$175,000	1,344
	Stichting Pensioenfonds TNO	$325,000	2,496
	The Regents of the University of California	$1,050,000	8,065
	Kapitalforeningen Unipension Invest, High Yield Obligationer V	$1,775,000	13,634
	Safety National Casualty Corporation	$550,000	4,225
	Stichting Pensioenfonds Hoogovens	$325,000	2,496
Pacific Investment Management Company LLC
	PCM Fund, Inc	$1,000,000	7,681
	State Teachers Retirement System of Ohio	$750,000	5,761
	Kapitalforeningen ATP Invest, Hojrisiko Obligationer	$1,250,000	9,602
	PIMCO Global Income Opportunities Fund	$5,000,000	38,406

Named Holder	Stockholder	Note Holdings	Shares of Common Stock
	PIMCO High Income Fund	$3,000,000	23,044
	PIMCO Funds: PIMCO High Yield Spectrum Fund	$1,750,000	13,442
	Unipension Invest F.M.B.A., High Yield Obligationer III	$250,000	1,920
Pine River Capital Management L.P.
	Pine River Deerwood Fund Ltd.	$697,000	5,353
	Pine River Fixed Income Master Fund Ltd.	$3,946,000	30,310
	Pine River Master Fund Ltd.	$6,964,000	53,492
	LMA SPC for and on behalf of MAP 89 Segregated Portfolio	$4,643,000	35,664
Redwood Capital Management, LLC	Redwood Master Fund, Ltd.	$17,000,000	130,581
Whitebox Advisors LLC
	Whitebox Credit Partners, LP	$13,631,000	104,704
	Whitebox Relative Value Partners, LP	$15,214,000	116,863
	Whitebox Multi-Strategy Partners, LP	$32,955,000	253,137

Named Holder Notice Information:

Hotchkis and Wiley Capital Management, LLC
725 S. Figueroa Street, 39th Floor
Los Angeles, CA 90017
Attention:	Ray Kennedy
Anna Marie Lopez
Email:	ray.kennedy@hwcm.com
anna.marie.lopez@hwcm.com

Nomura Corporate Research and Asset Management Inc.
309 West 49th Street, 19th Floor
New York, NY 10019
Attention:	Maryana Kushnir
Derek Leung
Email:	maryana.kushnir@nomura.com
derek.leung@nomura.com

Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, CA 92660
Attention:	Ronald Jin
Deanna Cordova
Email:	ron.jin@pimco.com
deanna.cordova@pimco.com

Pine River Capital Management L.P.
590 Madison Avenue, 38th Floor
New York, NY 10022
Attention:	Cassie Myhro
Email:	Cassie.myhro@prcm.com

Redwood Capital Management, LLC
910 Sylvan Avenue
Englewood Cliffs, NJ 07632
Attention:	Justin Boyer
Abhinav Jha
Email:	jboyer@redwoodcap.com
ajha@redwoodcap.com

Whitebox Advisors LLC
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416
Attention:	Jake Mercer
Cindy Chen Delano
Email:	jmercer@whiteboxadvisors.com
CDelano@whiteboxadvisors.com

Exhibit A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Warren Resources, Inc. (the “Company”) Stockholders Agreement, dated as of [                    ], 2016, and as amended from time to time (the “Stockholders Agreement”), among the Company and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” and “[Plan Sponsor // Schedule II Holder // Claren Road // Management Stockholder]” under, the Stockholders Agreement as of the date hereof as if he, she or it had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [                         ,             ]

JOINING PARTY

By:
Name:
Title:
Address:
Fax No.
Email Address:

AGREED AND ACCEPTED:

Warren Resources, Inc.

By:
Name:
Title: